                                                                     Exhibit 2.1


                            ASSET PURCHASE AGREEMENT


                                      AMONG

                         GEO SPECIALTY CHEMICALS, INC.,

                   MALLINCKRODT INC. (a New York corporation),

                                       and

                   MALLINCKRODT INC. (a Delaware corporation)





















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                                TABLE OF CONTENTS

                                                                                           PAGE

1.       SALE AND PURCHASE OF ASSETS..........................................................1
         1.1      Transferred Assets..........................................................1
         1.2      Excluded Assets.............................................................3

2.       ASSUMED AND RETAINED LIABILITIES.....................................................3
         2.1      Assumption of Liabilities...................................................4
         2.2      Retained Liabilities........................................................5

3.       PURCHASE PRICE.......................................................................5
         3.1      Purchase Price..............................................................5
         3.2      Post-Closing Purchase Price Adjustment......................................5
         3.3      Preparation of Postretirement Medical Benefits Closing Statement............6
         3.4      Acknowledgment; Confidentiality.............................................7

4.       REPRESENTATIONS, WARRANTIES AND AGREEMENTS BY SELLER.................................8
         4.1      Organization and Qualification..............................................8
         4.2      Corporate Authorization.....................................................8
         4.3      Consents and Approvals......................................................8
         4.4      Non-contravention...........................................................8
         4.5      Binding Effect..............................................................9
         4.6      Financial Statements........................................................9
         4.7      No Material Adverse Change Since the Balance Sheet Date....................10
         4.8      Litigation and Claims......................................................11
         4.9      Tax Matters................................................................11
         4.10     Employee Benefits..........................................................11
         4.11     Compliance with Laws.......................................................13
         4.12     Environmental Matters......................................................13
         4.13     Intellectual Property......................................................15
         4.14     Labor Matters..............................................................16
         4.15     Contracts..................................................................17
         4.16     Real Property..............................................................18
         4.17     Property Used..............................................................19
         4.18     Employees; Wage Increases..................................................19
         4.19     No Undisclosed Liabilities.................................................19
         4.20     Products...................................................................20
         4.21     Inventory..................................................................20
         4.22     Accounts Receivable........................................................20
         4.23     Accounts Payable...........................................................20
         4.24     Personal Property..........................................................21

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

         4.25     Licenses...................................................................21
         4.26     Customers..................................................................21
         4.27     Suppliers..................................................................21
         4.28     Insurance..................................................................22
         4.29     Product Service Obligations, Warranties and Guarantees.....................22
         4.30     Prepayments and Deposits...................................................22
         4.31     Financial Records..........................................................22
         4.32     Finder's Fees..............................................................22
         4.33     Computer Software and Databases............................................22
         4.34     Transactions in Euros......................................................22
         4.35     Material Information.......................................................23

5.       REPRESENTATIONS, WARRANTIES AND AGREEMENTS BY BUYER.................................23
         5.1      Organization and Qualification.............................................23
         5.2      Corporate Authorization....................................................23
         5.3      Consents and Approvals.....................................................23
         5.4      Binding Effect.............................................................23
         5.5      Non-contravention..........................................................23
         5.6      Finder's Fees..............................................................24
         5.7      Material Information.......................................................24

6.       COVENANTS OF BUYER AND SELLER.......................................................24
         6.1      Conduct of Business Prior to the Closing Date; Affirmative Covenants.......24
         6.2      Conduct of Business Prior to the Closing Date; Negative Covenants..........24
         6.3      Conditions; Other Consents.................................................25
         6.4      Advise Buyer of Adverse Change.............................................25
         6.5      Pre-Closing Access to Information; Confidentiality.........................26
         6.6      Post-Closing Access to Information.........................................26
         6.7      Updating of General Information and Schedules..............................27
         6.8      HSR Act....................................................................27
         6.10     Use of Treated Water.......................................................29
         6.11     Certain Agreements Concerning Real Property................................30
         6.12     Distributor/Sales Agent Contracts..........................................32

7.       EMPLOYMENT MATTERS..................................................................32
         7.1      Employment by Buyer........................................................32
         7.2      Terms of Employment of Transferred Employees...............................32
         7.3      Welfare Benefit Plans......................................................33
         7.4      Pension Plan for Non-Union Employees.......................................33
         7.5      Savings Plan for Non-Union Employees.......................................33
         7.6      Union Employees............................................................33

8.       ENVIRONMENTAL INDEMNIFICATION.......................................................34

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

         8.1      Environmental Definitions..................................................34
         8.2      Indemnification by Seller for Environmental Claims.........................35
         8.3      Limited Indemnification by Seller for Shared Environmental Claims..........35
         8.4      Control of Remediation.....................................................36

9.       CONDITIONS TO OBLIGATIONS OF BUYER..................................................37
         9.1      Representations and Warranties True on Closing Date........................37
         9.2      Compliance with Agreement..................................................37
         9.3      No Litigation..............................................................37
         9.4      Third Party Consents and Approvals; Estoppel Certificates..................37
         9.5      Material Adverse Change....................................................38
         9.6      HSR Act....................................................................38
         9.7      Legal Opinion..............................................................38
         9.8      Title Insurance............................................................38
         9.9      Satisfaction of Buyer with Updated Schedules...............................38
         9.10     European Operations........................................................38
         9.11     Reliance Letter............................................................38

10.      CONDITIONS TO OBLIGATIONS OF SELLER.................................................38
         10.1     Representations and Warranties True on Closing Date........................38
         10.2     Compliance with Agreement..................................................38
         10.3     No Litigation..............................................................39
         10.4     License Transfers..........................................................39
         10.5     HSR Act....................................................................39
         10.6     Legal Opinion..............................................................39

11.      CLOSING; PROCEDURES.................................................................39
         11.1     Date and Time..............................................................39
         11.2     Procedures.................................................................39

12.      FURTHER ASSURANCES..................................................................40

13.      ALLOCATION..........................................................................40

14.      TAXES...............................................................................41

15.      NON COMPETITION COVENANT............................................................41

16.      SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS (INCLUDING
         INDEMNIFICATION) ...................................................................42

17.      MAXIMUM AGGREGATE LIABILITY OF THE PARTIES..........................................43


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

18.      DEDUCTIBLE..........................................................................43

19.      INDEMNIFICATION.....................................................................43
         19.1     By Seller..................................................................43
         19.2     By Buyer...................................................................43
         19.3     Measure of Damages.........................................................44
         19.4     Defense of Claims..........................................................44

20.      SPECIFIC PERFORMANCE................................................................45

21.      TERMINATION.........................................................................45

22.      PRORATIONS..........................................................................46

23.      USE OF NAME.........................................................................46

24.      EXPENSES............................................................................46

25.      NOTICES.............................................................................46

26.      PUBLIC ANNOUNCEMENTS AND PRESS RELEASES.............................................47

27.      GOVERNING LAW.......................................................................47

28.      COUNTERPARTS........................................................................47

29.      SCHEDULES...........................................................................48

30.      ENTIRE AGREEMENT....................................................................48

31.      SUCCESSORS AND ASSIGNS..............................................................48

32.      SEVERABILITY........................................................................48

33.      MISCELLANEOUS DEFINITIONS...........................................................48


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


EXHIBITS
--------

Exhibit 7.2                Severance Payment Principles
Exhibit 11.2(a)            Assignment and Assumption Agreement
Exhibit 11.2(c)            Transitional Services Agreement
Exhibit 11.2(e)            Bill of Sale
Exhibit 13                 Allocation Statement

SCHEDULES
---------

Schedule 1.1(a)            Owned Real Property
Schedule 1.1(b)            Leased Real Property
Schedule 1.2(d)            Retained Real Estate
Schedule 1.2(f)            Excluded Assets List
Schedule 2.1(c)            Assumed Employee Accrual List
Schedule 2.1(f)            Postretirement Medical Benefits
Schedule 3.2(d)            Working Capital Calculation
Schedule 3.3(a)            Deviations from GAAP
Schedule 4.3               Consents and Approvals
Schedule 4.4               Contravention
Schedule 4.6(a)(i)         Financial Statements
Schedule 4.6(a)(ii)        Exceptions to GAAP
Schedule 4.6(a)(iii)       Preparation of the Balance Sheet in accordance with Seller's Accounting
                           Principles
Schedule 4.7               Material Changes
Schedule 4.8               Litigation and Claims
Schedule 4.9               Tax Matters
Schedule 4.10              Employee Benefits
Schedule 4.11              Non-compliance with Laws
Schedule 4.12              Environmental Matters
Schedule 4.13              Intellectual Property Description
Schedule 4.14              Labor Matters
Schedule 4.15              Contracts List
Schedule 4.16(a)           Real Property
Schedule 4.16(b)           Encumbrances
Schedule 4.16(d)           Encroachments; Structures Scheduled for Demolition
Schedule 4.17(a)           Assets Used in Business and Not Being Transferred
Schedule 4.17(b)           Interests of Other Persons
Schedule 4.18              Employees; Wage Increases
Schedule 4.19              Undisclosed Liabilities
Schedule 4.20(a)           Products
Schedule 4.20(b)           Product Compliance; Product Failures or Defects
Schedule 4.21              Inventory

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

Schedule 4.22              Accounts Receivable List
Schedule 4.23              Accounts Payable List
Schedule 4.24              Personal Property Description
Schedule 4.25              License List
Schedule 4.26              Customer List
Schedule 4.27              Supplier List
Schedule 4.28              Insurance List
Schedule 4.29              Product Service Agreements; Standard Product and Service Warranties
Schedule 4.30              Prepayments and Deposits
Schedule 4.33              Computer Software and Databases
Schedule 4.34              Transactions in Euros
Schedule 5.3               Consents and Approvals
Schedule 6.9(b)            Scrap Yard Site
Schedule 6.9(c)            Lagoon Sites
Schedule 6.11(a)           Principal Terms of Provisional Lease Agreement
Schedule 6.11(d)           Principal Terms of New Lease Agreement
Schedule 7.1               Employees on the Closing Date
Schedule 9.4               Contract Consents



                                      (vi)

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                             INDEX OF DEFINED TERMS
                             ----------------------

Affiliate...................................................................48
Agreement................................................................... 1
Antitrust Division..........................................................27
Assumed Liabilities..........................................................4
Audited Financial Statements.................................................9
Balance Sheet................................................................9
Balance Sheet Date...........................................................9
Beneficiary.................................................................44
Books and Records............................................................3
Business.....................................................................1
Business Day................................................................48
Buyer........................................................................1
CERCLA......................................................................14
Closing.....................................................................39
Closing Date................................................................39
Closing Date Payment.........................................................5
Competing Business..........................................................42
Computer Software and Databases.............................................22
Confidentiality Agreement...................................................26
Contracts....................................................................2
Conveyance Deadline.........................................................30
Customers...................................................................21
Deductible..................................................................43
Direct Claim................................................................45
DMPA.........................................................................1
Encumbrance..................................................................1
Environmental Claims........................................................35
Environmental Laws..........................................................13
Escrow Sum..................................................................31
Estimated Post-Retirement Medical Benefits...................................5
Excluded Assets..............................................................3
Financial Statements.........................................................9
FTC.........................................................................27
GAAP.........................................................................6
Governmental Authority......................................................35
Governmental Authorizations.................................................13
Governmental Rule...........................................................35
Hazardous Substances........................................................14
HSR Act......................................................................8
Income Statement.............................................................9
Indemnitor..................................................................44

                                      (vii)

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Independent Actuaries........................................................7
Independent Environmental Consultants.......................................36
Independent Public Accountants...............................................6
Insurances..................................................................22
Intellectual Property Description...........................................15
Intellectual Property Rights................................................16
Inventory...................................................................20
IRC.........................................................................12
Laws........................................................................13
Leased Real Property.........................................................1
Licenses....................................................................21
Losses......................................................................35
Major Supplier..............................................................21
Mallinckrodt Chemical........................................................1
Materialmen Liens...........................................................21
New Lease Agreements........................................................31
Notice of Dispute............................................................6
Offer Notice................................................................42
Other  Documents.............................................................8
Owned Real Property..........................................................1
Permitted Encumbrances......................................................18
Personal Property............................................................2
Postretirement Medical Benefits Notice of Dispute............................7
Postretirement Medical Benefits..............................................7
Postretirement Medical Benefits Closing Statement............................6
Products.....................................................................1
Prohibited Names............................................................46
Project.....................................................................28
Project Contracts...........................................................28
Proposed Access Easement....................................................32
Provisional Lease Agreement.................................................30
Purchase Price...............................................................5
Qualified Plan..............................................................12
RCRA........................................................................14
Real Property................................................................1
Remedial Action.............................................................36
Retained Businesses..........................................................1
Retained Liabilities.........................................................5
Retained Real Estate.........................................................3
Security Instrument.........................................................30
Seller.......................................................................1
Seller Benefit Plans........................................................12
Seller's Accounting Principles..............................................22

                                     (viii)

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Seller's knowledge..........................................................48
Seller's Non-Union Pension Plan.............................................33
Seller's Non-Union Savings Plan.............................................33
Shared Environmental Claims.................................................35
Subdivision Plan............................................................31
Tax Returns.................................................................11
Taxes.......................................................................11
Third Party Claim...........................................................44
Title Company...............................................................40
TME..........................................................................1
Transferred Assets...........................................................1
Transferred Employees.......................................................32
Transferred Union Employees.................................................33
TRIMET.......................................................................1
TSCA........................................................................14
Voluntary Environmental Investigation.......................................35
Working Capital..............................................................6
Working Capital Statement....................................................5
WTA.........................................................................29
WTA Agreement...............................................................29


                                      (ix)

                            ASSET PURCHASE AGREEMENT


         THIS ASSET PURCHASE AGREEMENT (this "Agreement") is made this 29th day of June, 1998, by and between GEO Specialty Chemicals, Inc., an Ohio corporation ("Buyer"), and Mallinckrodt Inc., a Delaware corporation ("Mallinckrodt Chemical"), and Mallinckrodt Inc., a New York corporation (together with Mallinckrodt Chemical, "Seller"). Seller owns certain assets that are used in connection with its TRIMET Technical Products Division ("TRIMET"), which carries on the business (the "Business") of manufacturing, marketing and supplying Dimethylolpropionic Acid ("DMPA"), Trimethylolethane ("TME"), Formaldehyde and Calcium Formate (collectively, the "Products"). The businesses of the Seller other than the Business are hereinafter referred to as the "Retained Businesses." Seller desires to sell, and Buyer desires to purchase, substantially all of the assets of Seller used in connection with the operation of the Business, in accordance with the terms and conditions set forth in this Agreement.

         In consideration of the payments and the covenants, and on the terms and subject to the conditions described in this Agreement, the parties hereby agree as follows:

         1.  SALE AND PURCHASE OF ASSETS.

         1.1 Transferred Assets. Seller will, on the Closing Date (as defined in
Section 11.1), transfer to Buyer all of Seller's rights, title and interest in and to the following assets and rights (the "Transferred Assets"), free and clear of any lien, charge, encumbrance, security interest, option or any other restriction or third-party right of any kind (an "Encumbrance"), other than Permitted Encumbrances (as defined in Section 4.16(b):

                  (a) Owned Real Property. The land (consisting of approximately 96 acres), buildings, improvements, fixtures and other real property and the easements, rights of way and appurtenances thereon or thereto owned by Seller and located at Seller's plant in South Whitehall Township, north of Allentown, Pennsylvania as described in Schedule 1.1(a) (the "Owned Real Property").

                  (b) Leased Real Property. The warehouse space and sludge pressing facility and other buildings, improvements and fixtures, together with certain easements, rights of way and appurtenances thereto, owned by Seller and located at Seller's plant in South Whitehall Township, north of Allentown, Pennsylvania as described in
         Schedule 1.1(b), which are to be leased to Buyer (the "Leased Real Property") pursuant to the New Lease Agreement (as defined in Section 6.11(d)). (The Owned Real Property and the Leased Real Property, together with the land on which the Leased Real Property is situated, is herein collectively referred to as the "Real Property").

                  (c) Personal Property. The personal property that is owned by Seller and used solely or principally in the operation of the Business, including, without limitation, all of the machinery, equipment and other items identified on the Personal Property Description





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         attached to this Agreement as Schedule 4.24, and all other items of furniture, fixtures, machinery, equipment, motor vehicles, tools, parts, supplies and office equipment owned by Seller and used solely or principally in the operation of the Business (the "Personal Property").

                  (d) Contracts. All rights and interests of Seller in and to all contracts and other agreements that are listed on the Contracts List marked as Schedule 4.15 and all other contracts to which Seller is a party on the Closing Date that solely or principally relate to or arise out of the operation of the Business that are not required to be listed on Schedule 4.15 and which were entered into in the ordinary course of the Business (collectively, the "Contracts").

                  (e) Licenses and Permits. All rights and interests of Seller under all permits and approvals issued to Seller by any Governmental Authority (as defined in Section 8.1) or other jurisdiction or instrumentality and relating solely or principally to the Business, including those marked on the License List attached hereto as Schedule 4.25.

                  (f) Intellectual Property. All Intellectual Property Rights (as defined in Section 4.13(h)) that are solely or principally used or held for use in or relate to the Business and in which Seller and/or any Affiliate (as defined in Section 33) of Seller have any right, title or interest, including, without limitation, all of Seller's current concepts, ideas and technologies relating solely or principally to the Business and also including, without limitation, those items identified on the Intellectual Property Description marked as Schedule 4.13.

                  (g) Cash. All of Seller's petty cash and letters of credit relating solely to the Business.

                  (h) Inventory. All inventories, including finished products, samples, work-in-process, raw materials and packaging materials of the Business.

                  (i) Accounts Receivable. All accounts, promissory notes and other notes receivable, deferred charges, chattel paper and other rights to receive payments arising from the operation of the Business.

                  (j) Prepayments. All prepaid expenses and other prepayments relating to the Business, including prepaid real estate taxes.

                  (k) Documents. All records, including, without limitation, locally maintained copies of all books of account, locally maintained copies of tax records, customer lists, supplier lists, employee personnel files, local public records, file materials, engineering data, logs, programming records, consultants' reports, budgets, financial reports and projections, sales and marketing reports and plans, operating and business plans, product files and specifications and correspondence solely or principally used or held for use in the operation of the Business or necessary to show compliance with any law or regulation applicable to the Business or the operation of the Business or relating to the ownership, use, manufacture, maintenance or repair of any of the Transferred Assets ("Books and Records").

                  (l) Intangibles. All claims, choses in action and other general intangibles to the extent that they relate solely or principally to the Business.

                  (m) Goodwill. All goodwill of the Business, including the exclusive right for Buyer to represent itself as the successor to the Business and the right to the use of the name "TRIMET."

                  (n) Other Assets. All of the other tangible and intangible property and rights that are owned by Seller and used solely or principally in connection with the operation of the Business.

         1.2 Excluded Assets. Notwithstanding the foregoing, the following assets of Seller, as well as all assets of Seller solely or principally related to the Retained Businesses (collectively, the "Excluded Assets"), will be retained by Seller and will not be included in the Transferred Assets:

                  (a) Corporate Record Books. The articles of incorporation, bylaws, minute books, stock transfer records and all other corporate books and records relating to the corporate affairs of Seller;

                  (b) Benefit Plans. Except as otherwise provided in Section 7, any contracts or assets related to any employee benefit plan in which any employees of Seller or any of its Affiliates participate;

                  (c) Tax Records. Any records related to income Taxes (as defined in Section 4.9(a)) paid or payable by Seller or any of its Affiliates;

                  (d) Certain Real Property. The owned real property of Seller located adjacent to the Owned Real Property, as described in Schedule 1.2(d) (the "Retained Real Estate"), except to the extent of Buyer's interest therein under the New Lease Agreement;

                  (e) Intercompany Receivables and Liabilities. Liabilities of Seller to, and receivables of Seller from, any Affiliate of Seller; and

                  (f) Excluded Assets List. Those specific assets identified on the Excluded Assets List attached to this Agreement as Schedule 1.2(f).

         2.  ASSUMED AND RETAINED LIABILITIES.

         2.1 Assumption of Liabilities. Upon the transfer of the Transferred Assets on the Closing Date in accordance with this Agreement, Buyer shall assume the following liabilities and obligations of Seller (the "Assumed Liabilities"):

                  (a) Contracts. All liabilities and obligations of Seller under the Contracts to the extent, in the case of each particular Contract, that the rights and benefits under the Contract have been assigned to Buyer;

                  (b) Accounts Payable. Accounts payable and other current liabilities arising in the ordinary course of the operation of the Business that are reflected in the Working Capital Statement (as defined in Section 3.2(a));

                  (c) Employee Accruals. To the extent set forth on the Assumed Employee Accrual List attached to this Agreement as Schedule 2.1(c), liabilities to employees of the Business to be employed by Buyer after the Closing Date in respect of accrued vacation and sick days, whether or not reflected on the Working Capital Statement;

                  (d) Post-Closing Environmental Liabilities. All liabilities relating to the Owned Real Property arising out of: (i) the making, storage, handling, treatment, disposal of, generation, recycling or transportation after the Closing Date by Buyer of Hazardous Substances (as defined in Section 4.12(a)(iv)) in violation of any applicable Environmental Law (as defined in Section 4.12(a)(i)), (ii) the release after the Closing Date by any person of Hazardous Substances at, on, under or from the Owned Real Property, (iii) the failure after the Closing Date by Buyer to comply with applicable Environmental Laws,
         (iv) the use after the Closing Date by any person of any above or below ground storage tank for the storage of any Hazardous Substances on or under the Owned Real Property, (v) the failure by Buyer after the Closing Date to retain in force any required Governmental Authorizations (as defined in Section 4.12(a)(i)) which Seller shall have in force on the Closing Date, and (vi) any environmental matters attributable to events occurring or conditions first existing after the Closing Date in connection with the operation of the Business by Buyer except, in any such case, to the extent that such liabilities arise from or relate to (y) the use or ownership by Seller of, or (z) any event, occurrence, act or omission relating to the Retained Businesses or the Retained Real Estate whether prior to, on or after the Closing Date;

                  (e) Warranty Obligations. Warranty obligations relative to the Products and services of the Business that have arisen in the ordinary and normal course of business and are required to be performed after the Closing Date;

                  (f) Certain Postretirement Medical Benefits. The liability to make payments in respect of those postretirement medical benefits described on Schedule 2.1(f). The accumulated postretirement benefit obligation as of the Closing Date will be reflected in the Postretirement Medical Benefits Closing Statement (as defined in
         Section 3.3).





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



                  (g) Pre-Closing Liabilities in the Ordinary and Normal Course of Business. All other liabilities or obligations of the Business existing on the Closing Date, to the extent they arise out of the ordinary and normal course of business and are reflected on the Working Capital Statement (if and as appropriate), including Buyer's pro rata portion of calendar 1998 real estate taxes (except for long-term indebtedness, if any, of the Business and any Encumbrances arising as a consequence thereof); and

                  (h) Post-Closing Liabilities. Except as otherwise provided for herein, all other liabilities, including tax liabilities, to the extent arising out of or to the extent related to the operation of the Business by Buyer or its Affiliates or successors after the Closing Date.

         2.2 Retained Liabilities. Except for the liabilities and obligations expressly referred to in Section 2.1 or except as specifically agreed to herein, Buyer will not assume or otherwise be responsible for any other liabilities or obligations of Seller or any of Seller's Affiliates or any other liabilities or obligations that arise out of the Business or the Transferred Assets, regardless of their nature (the "Retained Liabilities"). All of the Retained Liabilities shall be retained by and remain liabilities and obligations of Seller.

         3.  PURCHASE PRICE.

         3.1 Purchase Price. Subject to adjustment in accordance with Sections 3.2, 3.3 and 9.9, the purchase price for the Transferred Assets (the "Purchase Price") shall be Sixty Million Dollars ($60,000,000) less the sum of (i) $280,000, being the estimated accumulated postretirement benefit obligation for certain postretirement medical benefits of certain union employees of the Business (the "Estimated Postretirement Medical Benefits"), and (ii) $5,000,000, being the amount to be deposited and held in escrow in accordance with Section 6.11(c) hereof (the "Closing Date Payment"). The Closing Date Payment shall be payable on the Closing Date by wire transfer of immediately available funds to Seller's designated bank account.

         3.2 Post-Closing Purchase Price Adjustment.

         (a) Working Capital Statement. As soon as practicable following the Closing Date (and in no event later than sixty (60) days following the Closing
Date), Seller will prepare and deliver to Buyer a statement calculated in a manner consistent with Schedule 3.2(d) showing the book value of the current assets acquired and the current liabilities assumed of the Business as of the Closing Date (the "Working Capital Statement"). The Working Capital Statement will be based upon the books and records of TRIMET and prepared in accordance with the same accounting principles and practices used in determining the current assets and the current liabilities shown on the Balance Sheet, except the Working Capital Statement will not include reserves for uncollectible accounts receivable or accruals for any employee bonus or incentive arrangement obligations retained by Seller in accordance with Section 7.3.

         (b) Review of Working Capital Statement. Following receipt of the Working Capital Statement, Buyer will be afforded a period of forty-five (45) days to review the Working Capital





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



Statement. To assist in any such review, Seller will make available to Buyer any work sheets and other papers prepared in connection with the Working Capital Statement. At or before the end of the forty-five (45) day review period, Buyer will either (i) accept the Working Capital Statement in its entirety or (ii) deliver to Seller a written notice setting forth a detailed explanation of those items in the Working Capital Statement that Buyer disputes (a "Notice of Dispute"). If Buyer does not deliver a Notice of Dispute to Seller within the forty-five (45) day review period, Buyer will be deemed to have accepted the Working Capital Statement in its entirety. If Buyer delivers a Notice of Dispute in which it disputes some, but not all, of the items in the Working Capital Statement, Buyer will be deemed to have accepted all of the items not disputed other than those not directly disputed but which are affected by the items disputed.

         (c) Resolution of Disputes. Within a period of thirty (30) days after the delivery of a Notice of Dispute, the parties will attempt to resolve in good faith any disputed items. If they are unable to do so, the remaining disputed items will be referred to a nationally recognized firm of independent accountants whose services have not previously been significantly utilized by the parties hereto for resolution (the "Independent Public Accountants"). The parties will share equally the cost of the Independent Public Accountants. The resolution of the disputed items, as determined by the Independent Public Accountants, will be binding on the parties.

         (d) Adjustment in Amount of the Purchase Price. If the book value of current assets, less the book value of the current liabilities, shown in the Working Capital Statement, after the resolution of any dispute pursuant to
Section 3.2(c) (the "Working Capital"), is less than $4,793,000 (which amount was calculated as set forth in Schedule 3.2(d)), the Purchase Price shall be reduced by the amount by which $4,793,000 exceeds the Working Capital. If the Working Capital is more than $4,793,000, the Purchase Price shall be increased by the amount by which the Working Capital exceeds $4,793,000. Within ten (10) days after the adjustment to the Purchase Price pursuant to this Section 3.2 has been finally determined, Buyer shall pay to Seller or Seller shall pay to Buyer, as applicable, the relevant amount, plus simple interest thereon at the rate of six percent (6%) per annum from the Closing Date to the date of payment. Any such payment hereunder shall be made by wire transfer of immediately available funds to an account designated by the party entitled to payment or in such other manner as such party shall reasonably request.

         3.3 Preparation of Postretirement Medical Benefits Closing Statement.

         (a) Postretirement Medical Benefits Closing Statement. As soon as practicable following the Closing Date (and in no event later than sixty (60) days following the Closing Date), Seller will prepare and deliver to Buyer a statement (the "Postretirement Medical Benefits Closing Statement") showing the accumulated postretirement benefit obligation for postretirement medical benefits to union Transferred Employees (as defined in Section 7.1) arising from or relating to any period prior to the Closing Date. The Postretirement Medical Benefits Closing Statement will be prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis, except as provided in Schedule 3.3(a) attached hereto.

         (b) Review of Postretirement Medical Benefits Closing Statement. Following receipt of the Postretirement Medical Benefits Closing Statement, Buyer will be afforded a period of forty-five (45) days to review the Postretirement Medical Benefits Closing Statement. To assist in any such review, Seller will make available to Buyer any plan document, participant data and actuarial assumptions and methods. At or before the end of the forty-five (45) day review period, Buyer will either (i) accept the Postretirement Medical Benefits Closing Statement in its entirety or (ii) deliver to Seller a written notice setting forth a detailed explanation of those items in the Postretirement Medical Benefits Closing Statement that Buyer disputes (a "Postretirement Medical Benefits Notice of Dispute"). If Buyer does not deliver a Postretirement Medical Benefits Notice of Dispute to Seller within the forty-five (45) day review period, Buyer will be deemed to have accepted the Postretirement Medical Benefits Closing Statement in its entirety. If Buyer delivers a Postretirement Medical Benefits Notice of Dispute in which it disputes some, but not all, of the items in the Postretirement Medical Benefits Closing Statement, Buyer will be deemed to have accepted all of the items not disputed other than those not directly disputed but which are affected by the items disputed.

         (c) Resolution of Disputes. Within a period of thirty (30) days after the delivery of a Postretirement Medical Benefits Notice of Dispute, the parties will attempt to resolve in good faith any disputed items. If they are unable to do so, the remaining disputed items will be referred to a nationally recognized firm of independent actuaries whose services have not previously been significantly utilized by the parties hereto for resolution (the "Independent Actuaries"). The parties will share equally the cost of the Independent Actuaries. The liability for such disputed items, as determined by the Independent Actuaries, will be binding on the parties.

         (d) Adjustment in Amount of the Purchase Price. If the accumulated postretirement benefit obligation for postretirement medical benefits to the union Transferred Employees arising from or relating to any period prior to the Closing Date, as shown in the Postretirement Medical Benefits Closing Statement, after the resolution of any dispute pursuant to Section 3.3(c) (the "Postretirement Medical Benefits"), are greater than the Estimated Postretirement Medical Benefits, the Purchase Price shall be reduced by the amount by which the Postretirement Medical Benefits exceed the Estimated Postretirement Medical Benefits. If the Postretirement Medical Benefits are less than the Estimated Postretirement Medical Benefits, the Purchase Price shall be increased by the amount by which the Estimated Postretirement Medical Benefits exceed the Postretirement Medical Benefits. Within ten (10) days after the adjustment to the Purchase Price pursuant to this Section 3.3 has been finally determined, Buyer shall pay to Seller or Seller shall pay to Buyer, as applicable, the relevant amount, plus simple interest thereon at the rate of six percent (6%) per annum from the Closing Date to the date of payment. Any such payment hereunder shall be made by wire transfer of immediately available funds to an account designated by the party entitled to payment or in such other manner as such party shall reasonably request.

         3.4 Acknowledgment; Confidentiality. Subject to the express provisions of this Agreement, the parties acknowledge that Buyer shall not be precluded from claiming at any time that any of the representations or warranties of Seller contained in Section 4 is or was untrue or misleading or has been breached by reason of the fact that it may have expressly or impliedly agreed or approved the Working Capital Statement or the Postretirement Medical Benefits Closing Statement or any item set out or referred to therein; provided that, it is not the intent of the parties hereto that Buyer shall be able to recover any Losses (as defined in Section 8.2) hereunder for breach of any of Seller's representations and warranties set forth in Section 4 if, and to the extent, such recovery would amount to a double recovery of any Losses paid or resolved as a consequence of the procedures set forth in Section 3.2. Seller shall treat as strictly confidential all financial information contained in the Working Capital Statement and the Postretirement Medical Benefits Closing Statement or any of the work sheets and other papers prepared in connection therewith.

         4. REPRESENTATIONS, WARRANTIES AND AGREEMENTS BY SELLER. Seller represents and warrants to and agrees with Buyer, as of date hereof and as of the Closing Date, as follows.

         4.1 Organization and Qualification. Seller is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to own and operate the Transferred Assets and to carry on the Business as currently conducted by it. Seller is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the ownership or operation of the Transferred Assets or the conduct of the Business by it requires such qualification and good standing, except where the failure to be so qualified or in good standing, as the case may be, would not have, individually or in the aggregate, a material adverse effect on the Business.

         4.2 Corporate Authorization. Seller has full power, authority and legal right to execute and deliver this Agreement and the other deeds and instruments of transfer and other documents, certificates and agreements for which provision is made herein (the "Other Documents") and to perform its obligations under this Agreement and the Other Documents.

         4.3 Consents and Approvals. Except as required by the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), or as set forth on Schedule 4.3, no consent, approval, waiver, authorization, registration or qualification is required to be obtained by Seller from, and no notice or filing is required to be given by Seller to or made by Seller with, any Governmental Authority or other third-party in connection with the execution, delivery and performance by Seller of this Agreement and the Other Documents, except where the failure to obtain such consent, approval, waiver or authorization, or to give or make such notice or filing, would not, individually or in the aggregate, have a material adverse effect on the Business or materially impair or delay the ability of Seller to perform its obligations under this Agreement or the Other Documents or to effect the Closing or consummate the transactions contemplated by this Agreement and the Other Documents.

         4.4 Non-contravention. Except as set forth on Schedule 4.4, the execution, delivery and performance by Seller of this Agreement and the Other Documents, and the consummation of the transactions contemplated hereby and thereby, does not and will not (i) violate any provision of the charter, bylaws or other organizational documents of Seller, (ii) subject to obtaining the consents referred to in Section 4.3, conflict with, or result in the breach of, or constitute a default under, or result in the termination, cancellation or acceleration of (whether after the filing of notice or the lapse of time or both) any right or obligation of Seller under, or in a loss of any benefit to which Seller is entitled under, any of the Contracts or result in the creation of any Encumbrance in respect of or upon any of the Transferred Assets, or (iii) violate or result in a breach of or constitute a default under any law, rule, regulation, judgment, injunction, order, decree or other restriction of any Governmental Authority to which Seller is subject, including any license, permit, certificate and other authorization or approval required under any applicable law to carry on the Business as currently conducted by Seller; other than, in the cases of clauses (ii) and (iii), any conflict, breach, termination, default, cancellation, acceleration, loss, violation or Encumbrance which, individually or in the aggregate, would not have a material adverse effect on the Business or materially impair or delay the ability of Seller to perform its obligations under this Agreement or the Other Documents or to effect the Closing or consummate the transactions contemplated by this Agreement or the Other Documents.

         4.5 Binding Effect. This Agreement has been duly executed and delivered by Seller, and this Agreement and the Other Documents, when executed and delivered, are or will be (as appropriate) the valid and binding obligations of Seller, enforceable against it in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally, by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) or by an implied covenant of good faith and fair dealing.

         4.6 Financial Statements.

         (a) The audited balance sheet of the Business as of June 30, 1997, the audited statement of operations of the Business for the year ended June 30, 1997, the audited statement of cash flows of the Business for the year ended June 30, 1997, and the statement of divisional equity of the Business as of June 30, 1997 (all of the foregoing collectively, the "Audited Financial Statements"), the unaudited balance sheet of the Business at March 31, 1998 (the "Balance Sheet" and "Balance Sheet Date," respectively), the unaudited statement of operations of the Business for the twelve month period ended March 31, 1998 (the "Income Statement") are attached hereto on Schedule 4.6(a)(i) (the Audited Financial Statements, the Balance Sheet and the Income Statement together, the "Financial Statements"). Except as set forth on Schedule 4.6(a)(ii), the Audited Financial Statements have been prepared in accordance with GAAP applied on a consistent basis. Except as set forth on Schedule 4.6(a)(iii), the Balance Sheet and the Income Statement have been prepared in accordance with the Seller's Accounting Principles (as defined in Section 4.31) consistently maintained and applied with respect to the Business. The Balance Sheet and the Income Statement, in all material respects, accurately present the financial position of the Business as of March 31, 1998 and the results of operations of the Business for the twelve month period ended March 31, 1998 and, in all material respects, accurately set forth the information purported to be shown therein. There has been no material adverse change in the assets, financial condition or performance of the Business since the Balance Sheet Date which, if it had occurred, would be required to be reflected on a balance sheet and/or income statement with respect to the Business, as of any applicable period subsequent to the Balance Sheet Date, prepared in a manner consistent with the Balance Sheet and the Income Statement.

         (b) All of the liabilities reflected on the Balance Sheet are related exclusively to the Business and arose out of or were incurred in the conduct of the Business.

         (c) The information provided to Buyer relating to the corporate and divisional overhead charges of Seller for the years ended on June 30, 1996, 1997, and 1998 is true and correct in all material respects.

         4.7 No Material Adverse Change Since the Balance Sheet Date. Except as set forth on Schedule 4.7, since the Balance Sheet Date, the Business has been conducted by Seller in the ordinary course consistent with past practice, and there has not been:

                  (a) any material adverse change in the assets, liabilities, financial condition or operation of the Business;

                  (b) any damage or destruction, whether or not covered by insurance, materially affecting the Transferred Assets, operations or properties, whether owned or leased, of the Business;

                  (c) any labor dispute or employee matter materially and adversely affecting the financial position or operations of the Business;

                  (d) any sale (other than in the ordinary course of business), transfer or assignment of, or imposition of any Encumbrance (other than Permitted Encumbrances) on, any of the Transferred Assets;

                  (e) any transaction or commitment made, or any Contract or agreement entered into or amended, relating to the Business or any Transferred Asset or any relinquishment of any Contract or other right, other than transactions and commitments made in the ordinary course of business consistent with past practice;

                  (f) any change in any method of accounting or accounting practice with respect to the Business except for any such change after the date of this Agreement required by reason of a concurrent change in GAAP;

                  (g) any employment, deferred compensation, severance, retirement or other similar agreement entered into with any employee of the Business, or any amendment to any such existing agreement, or, change in compensation or other benefits payable to any employee of the Business pursuant to any severance or retirement plan or policy;

                  (h) any other event or condition of any character pertaining to, and materially and adversely affecting, the financial position, results of operations or prospects of the Business; or

                  (i) any agreement or commitment to do any of the foregoing.

         4.8 Litigation and Claims. Except as set forth on Schedule 4.8, there is no civil, criminal or administrative action, suit, demand, claim, hearing, proceeding, arbitration or investigation pending or, to Seller's knowledge, threatened involving the Business or any of the Transferred Assets which, if determined adversely, would, individually or in the aggregate, have a material adverse effect on the Business or materially impair or delay the ability of Seller to effect the Closing or which seeks to prevent or enjoin the transactions contemplated by this Agreement or the Other Documents. Except as set forth on Schedule 4.8, neither the Business nor the Transferred Assets is subject to any order, writ, judgment, award, injunction or decree of any Governmental Authority of competent jurisdiction or any arbitrator.

         4.9 Tax Matters.

         (a) Except as set forth on Schedule 4.9, with respect to the Business or the Transferred Assets, (i) all reports, returns, statements, information statements and the like ("Tax Returns") required to be filed by Seller on or before the Closing Date with respect to any federal, state, local or foreign taxes ("Taxes") have been or will be filed when due in accordance with all applicable laws; (ii) all Taxes shown on such Tax Returns have been or will be paid in timely fashion; (iii) there is no action, suit, proceeding, investigation (to Seller's knowledge), audit or claim now pending with respect to any Taxes of Seller; (iv) there are no outstanding agreements extending the statutory period of limitation applicable to any claim for, or the period for the collection or assessment of, Taxes due from Seller; (v) there are no liens for any Tax on the Transferred Assets, except for Taxes not yet due and payable;
(vi) neither Seller nor Mallinckrodt Chemical GmbH are subject to withholding under Section 1445 of the Code with respect to the sale of the Transferred Assets or other assets subject to sale under the Other Documents; (vii) as of the time of filing, the Tax Returns correctly reflected the facts regarding the income, business, assets, operations, activities and status of Seller and any other information required to be shown therein; (viii) the charges, accruals and reserves for Taxes with respect to Seller for any pre-Closing Tax period (including any taxable period for which no Tax Return has yet been filed) reflected on the books of Seller (excluding any provision for deferred Taxes), as disclosed to Buyer, are adequate to cover such Taxes; (ix) Seller is not delinquent in the payment of any Taxes; and (x) Seller has not participated in any arrangement (including by way of a tax sharing agreement) whereby any income, revenues, receipts, gain, loss or Tax asset of Seller was determined or taken into account for Tax purposes with reference to or in conjunction with any income, revenues, receipts, gain, loss, asset, liability or Tax asset of any other person other than an Affiliate.

         (b) None of the Transferred Assets is tax-exempt use property within the meaning of Section 168(h) of the Code. None of the Transferred Assets is property that is or will be required to be treated as being owned by another person pursuant to the provisions of Section 168(f)(8) of the Internal Revenue Code of 1954, as amended and in effect immediately prior to the enactment of the Tax Reform Act of 1986. None of the Transferred Assets is subject to a lease, other than a "true lease" for federal income tax purposes.

         4.10 Employee Benefits.

         (a) Schedule 4.10 lists each employee benefit plan, as defined in
Section 3(3) of ERISA, and each bonus or other incentive compensation, stock option, change-in-control, employment, severance, retirement, post-employment, health, medical, disability, workers' compensation, reduction in force, relocation, salary continuation for sickness or other disability, vacation or educational assistance program, plan, arrangement or agreement (written or unwritten) to which Seller is a party, contributes or has an obligation to contribute or which Seller maintains, in each case on behalf of employees employed in the Business (collectively, the "Seller Benefit Plans"). With respect to each Seller Benefit Plan, Seller has delivered or made available to Buyer a true, correct and complete copy of: (i) each writing constituting a part of such Seller Benefit Plan, including without limitation, all plan documents, plan amendments, benefit schedules, trust agreements and insurance contracts and other funding vehicles; (ii) the most recent actuarial report, annual report (Form 5500 Series) and accompanying schedules, if any; (iii) the current summary plan description, if any; (iv) the most recent determination letter from the Internal Revenue Service, if any; and (v) any accounting study of post-employment life or medical benefits provided under any Seller Benefit Plan. Each Seller Benefit Plan has been maintained in compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations in all material respects (including, without limitation, ERISA and the Internal Revenue Code of 1986, as amended (the "IRC")), which are applicable to such Seller Benefit Plan.

         (b) Schedule 4.10 identifies each Seller Benefit Plan that is intended to be a "qualified plan" within the meaning of Section 401(a) of the IRC (a "Qualified Plan"). With respect to each Qualified Plan, either (i) the Internal Revenue Service has issued a favorable determination letter that has not been revoked or (ii) a timely application for such a determination letter has been filed and the remedial amendment period with respect to such Qualified Plan remains open. In the case of either clause (i) or (ii) of the immediately preceding sentence, there are no existing circumstances or any events that have occurred that would adversely affect the qualified status of any Qualified Plan or the related trust.

         (c) No Seller Benefit Plan is a "multiemployer plan" within the meaning of Section 4001(a)(3) of ERISA or a plan that has two or more contributing sponsors at least two of whom are not under common control within the meaning of
Section 4063 of ERISA.

         (d) Except as a result of any provisions contained or prescribed herein or as set forth on Schedule 4.10, no employee employed in the Business will become entitled to any retirement, severance or similar benefit or enhanced or accelerated benefit solely as a result of the transactions contemplated hereby, provided Buyer complies with its obligations hereunder. Without limiting the generality of the foregoing, no amount required to be paid or payable to or with respect to any such employee in connection with the transactions contemplated hereby (either solely as a result thereof or as a result of such transactions in conjunction with any other event) will be an "excess parachute payment" within the meaning of Section 280G of the IRC.

         (e) Seller has timely provided or will timely provide all notices and any continuation of health benefit coverage required to be provided to any employees or former employees of Seller employed in the Business, spouses and former spouses of any such employees, and dependents and former dependents of any such employees under COBRA and applicable state law to the extent and for the periods provided therein.

         4.11 Compliance with Laws. Except as set forth on Schedule 4.11 or 4.12, (a) the conduct of the Business complies in all material respects with all applicable laws, statutes, ordinances, rules, regulations, codes, orders, judicial decisions, permits, judgments, decrees and injunctions, including any laws incorporated expressly by reference or by operation of law into, or otherwise applicable to, any contract made with the United States of America and including the laws, rules and regulations of any state, province, municipality or country (collectively, "Laws"), except where the failure to so comply, individually or in the aggregate, would not have a material adverse effect on the Business and (b) Seller has all licenses, permits, certificates and other authorizations and approvals required under all applicable Laws necessary for the conduct of the Business as currently conducted, other than those the absence of which would not have a material adverse effect on the Business. Except as set forth on Schedule 4.11 or 4.12, to Seller's knowledge, Seller is not under investigation by any Governmental Authority with respect to, and Seller has not been threatened to be charged with or given notice of, any violation of any Laws applicable to the Business or the Transferred Assets.

         4.12 Environmental Matters.

         (a)  Except as set forth on Schedule 4.12:

                  (i) the Business is in compliance with all applicable Laws (to the extent now in effect or as they may be in effect on the Closing Date, but not as such laws are hereafter amended or changed) relating to (x) the protection of the environment (including, without limitation, air, water, vapor, surface water, groundwater, drinking water and surface or subsurface land), (y) the exposure to, or the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, protection, release or disposal of, pollutants, contaminants, wastes or chemicals or any toxic, radioactive, or hazardous substance, waste or material or (z) the effect on the environment or human health or safety ((x), (y) and (z) collectively, "Environmental Laws") and all licenses, permits, certificates and other authorizations and approvals required under all applicable Environmental Laws to carry on the Business as it is currently conducted ("Governmental Authorizations"), and to the knowledge of Seller, there are no facts, conditions, situations or sets of circumstances, which could reasonably be expected to result in liability under any Environmental Law with respect to the Business or the Transferred Assets, except for any such non-compliances or liabilities which would not have a material adverse effect on the Business;

                  (ii) Seller has received no notice, request for information, citation, complaint, summons or order relating to any violation or alleged violation of, or any liability under, any Environmental Law in connection with the Business or the Transferred Assets during the past three (3) years or, if not resolved, any previous years;

                  (iii) there are no writs, injunctions, decrees, orders or judgments outstanding, or any actions, suits, proceedings or investigations pending or, to Seller's knowledge, threatened, relating to compliance with or liability under any Environmental Law affecting the Business or the Transferred Assets;

                  (iv) except to the extent it would not have a material adverse effect on the Business or the Transferred Assets, no "hazardous substances" (within the meaning of Section 101(14) of the Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C.
         Section 9601(14) ("CERCLA")), or any pollutant, contaminant, waste, chemical or other toxic, radioactive, or hazardous substance, waste or material that, in each case, is regulated under any Environmental Law, including, without limitation, petroleum, petroleum derivatives, petroleum by-products or other hydrocarbons, asbestos-containing materials, polychlorinated biphenyls and urea formaldehyde (each a "Hazardous Substance" and, collectively, "Hazardous Substances") has been discharged, disposed of, dumped, injected, pumped, deposited, spilled, leaked, emitted or released at, on or under any of the properties now or previously owned, leased or operated by Seller in the conduct of the Business at any time within the last seven (7) years;

                  (v) there is and has been no friable asbestos or urea formaldehyde on the Real Property which has not been encapsulated or otherwise addressed in compliance with all Environmental Laws;

                  (vi) the Real Property is not now and has never been operated by Seller or, to Seller's knowledge, by any former owner or operator of such property, in each case, as a Treatment, Storage, or Disposal facility for Hazardous Waste (as such terms are defined under the Resource Conservation and Recovery Act ("RCRA") or any similar state statute);

                  (vii) Seller has not (y) received any written studies or reports relating to the existence of any chemical substance or mixture which could present a substantial risk to human health or the environment reportable under Section 8(e) of the Toxic Substances Control Act ("TSCA") or (z) received any health and safety studies reportable under Section 8(d) of TSCA, in each case, in respect of the Business;

                  (viii) there are no active or inactive underground or above-ground storage tanks presently located at any of the Owned Real Properties or the Leased Real Properties; and

                  (ix) none of the Owned Real Properties or the Leased Real Properties or, to Seller's knowledge, any property to which Seller (in connection with the conduct of the Business) has transported, or arranged for the disposal of Hazardous Substances is listed or proposed for listing, on the National Priorities List, CERCLIS or any similar federal, state, local or foreign list of sites requiring investigation or clean-up.

         (b) Schedule 4.12 sets forth all Governmental Authorizations required under applicable Environmental Laws in connection with the Business, the Transferred Assets, the Owned Real Properties and the Leased Real Properties. Except as set forth on Schedule 4.12, no such Governmental Authorizations require consent, notification or other action to remain in full force and effect immediately following the consummation of the transactions contemplated hereby.

         (c) To Seller's knowledge, there has been no significant environmental investigation, study, audit, test, report or other analysis conducted or prepared in relation to the Business, any Transferred Asset or any of the Owned Real Properties or Leased Real Properties, other than those which have been delivered or made available to Buyer.

         4.13 Intellectual Property.

         (a) Schedule 4.13 sets forth a list (the "Intellectual Property Description"), which is accurate and complete in all material respects, of all
(i) patents, patent applications, patent rights, trademarks (registered and unregistered), trademark applications, trade names (registered and unregistered), service marks (registered and unregistered), service mark applications, copyrights, copyright applications, publication rights and computer programs and other computer software (including source codes and object codes) included in the Transferred Assets, (ii) unexpired licenses of Intellectual Property Rights (as defined in Section 4.13(h) below) included in the Transferred Assets that have been granted to or by the Seller and/or any of its Affiliates, (iii) other agreements relating to Intellectual Property Rights that relate solely or principally to the Transferred Assets or the Business, together with a complete listing of all liens, security interests, claims and rights to use of third-parties with respect to each listed item of Intellectual Property Rights included in the Transferred Assets.

         (b) Seller owns and has the right to use, and to license others to use, all of the Intellectual Property Rights included in the Transferred Assets. Such ownership and right to use are free and clear of all liens, security interests, claims and rights to use of third-parties.

         (c) Except to the extent it would not have a material adverse effect on the Business, Seller has taken steps sufficient to safeguard and maintain the secrecy and confidentiality of, or its proprietary rights in, all of the unpatented know how, technology, proprietary processes, formulae and other information comprised in the Transferred Assets.

         (d) Except for licenses listed on Schedule 4.13 as royalty bearing, there are no royalties, honoraria, fees or other payments payable by Seller to any person by reason of the ownership, use, license, sale or disposition of any Intellectual Property Rights included in the Transferred Assets.

         (e) Seller is not infringing the right or claimed right of any other party with respect to any Intellectual Property Rights included in the Transferred Assets. Except as set forth on Schedule 4.13, Seller has not received notice of nor has it any knowledge of any alleged or claimed infringement by any other party with respect to any Intellectual Property Rights that relates to any product or process manufactured, used, sold or under development by or for Seller relating solely or principally to the Business.

         (f) None of the independent contractors who have performed services for Seller in connection with the Business has any right, title or interest in the Intellectual Property Rights included in the Transferred Assets.

         (g) The execution, delivery and performance of this Agreement by Seller, and the consummation of the transactions contemplated hereby, will not
(x) breach, violate or conflict with any agreement governing the Intellectual Property Rights included in the Transferred Assets, (y) cause the forfeiture or termination of, give rise to a right of forfeiture or termination of or impair the right of Seller to sell, assign and transfer any of such Intellectual Property Rights to Buyer or (z) impair the right of Buyer after the Closing Date to use, sell, license, or dispose of, any of such Intellectual Property Rights.

         (h) For purposes of this Agreement, the term "Intellectual Property Rights" means intellectual property rights, including patents, patent applications, patent rights, trademarks, trademark applications, trade names, service marks, service mark applications, copyrights, copyright applications, publication rights, computer programs and other computer software (including source codes and object codes), inventions, know how, trade secrets, technology, proprietary processes and formulae.

         (i) For purposes of this Agreement, the term "use," with respect to Intellectual Property Rights, includes make, reproduce, display or perform (publicly or otherwise), prepare derivative works based on, sell, distribute, disclose and otherwise exploit such Intellectual Property Rights and products incorporating such Intellectual Property Rights; provided however that all of the foregoing relate solely to the manner in which such Intellectual Property is currently being used.

        4.14 Labor Matters. Except as disclosed on Schedule 4.14, with respect to the Business:

                  (a) except for the existing collective bargaining agreement covering the hourly employees of the Business (a copy of which is attached hereto as part of Schedule 4.14), Seller is not a party to any labor or collective bargaining agreement with respect to employees of the Business, no employees of the Business are represented by any labor organization, no union has been certified as a collective bargaining representative of any employees of the Business, Seller has not recognized and is not obligated to bargain with any union, and, to Seller's knowledge, there are no organizing activities (including any demand for recognition or certification proceedings pending or threatened to be brought or filed with the National Labor Relations Board or other labor relations tribunal) involving the employees of the Business;

                  (b) there are no strikes, work stoppages, slowdowns, lockouts, unfair labor practice charges, arbitrations, grievances, or any actions by the Department of Labor or the National Labor Relations Board pending or, to Seller's knowledge, threatened against or involving Seller;

                  (c) there are no lawsuits, complaints, charges or claims including, without limitation, employment lawsuits or civil rights, equal employment opportunity or OSHA complaints or charges, pending or, to Seller's knowledge, threatened against Seller relating to the Business, and there are no settlements, consent orders or prior decrees of any Governmental Authority requiring any continued observance by Seller;

                  (d) Seller is in compliance in all material respects with all federal, state and local laws and orders relating to the employment of labor, including, without limitation, all such laws and orders relating to wages, hours, collective bargaining, discrimination, civil rights, safety and health, workers' compensation and the collection and payment of withholding and/or Social Security taxes and similar taxes;

                  (e) within the three (3) year period immediately preceding the date of this Agreement, Seller has not received: (i) any written complaint from any of the Business' current or former employees that Seller or any of its current or former employees, agents or consultants have engaged in harassment of any kind towards, or treated unfairly in any way, the complaining employee; (ii) any written complaint or objection (from employees or otherwise) regarding discrimination in employment; or (iii) written notice that any of the Business' employees have been the subject of a claim of harassment of any kind or unfair treatment by a current or former employee of Seller; and

                  (f) during the two (2) year period immediately preceding the date of the Agreement, there have been no layoffs of the Business' employees by Seller.

         4.15 Contracts.

         (a) The Contracts List attached to this Agreement as Schedule 4.15 contains a list of all material contracts, agreements (including, without limitation, any noncompetition agreements with employees and former employees of the Business), understandings, commitments, personal property leases, product warranty agreements, barter and trade arrangements and service agreements relating solely or principally to the Transferred Assets or the conduct of the Business. Except for contracts identified on the Contracts List and contracts not included in the Transferred Assets or unrelated to the conduct of the Business, Seller is not a party to or bound by any oral or written:

                  (i) contract for employment or personal services or any severance agreement or arrangement that is not terminable, without liability or expense, by Seller upon thirty (30) days' notice or less;

                  (ii) contract for capital expenditures in excess of $100,000 (other than anticipated capital projects relative to demolition, site clean-up or remediation);

                  (iii) contract for the purchase of equipment, inventory, materials or supplies or the purchase of services involving more than $100,000;

                  (iv) contract with any Affiliate of Seller or agreement otherwise not negotiated at "arm's length";

                  (v) trade or barter contract, to be performed on or after the Closing Date, that could impose more than $100,000 of obligations (monetary or otherwise) on Seller;

                  (vi) contract for the production of goods or the provision of services that, to Seller's knowledge, will cause Buyer to incur a loss after the Closing Date in the performance thereof; or

                  (vii) contract not made in the ordinary course of business.

         (b) Seller has delivered or made available to Buyer copies of all of the items listed on the Contracts List, all of which copies are complete and accurate. Each of the Contracts is a legal, valid and binding obligation of Seller, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally, by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) or by an implied covenant of good faith and fair dealing and, to Seller's knowledge, is a legal, valid and binding obligation of the other party or parties thereto. Each of the Contracts is in full force and effect. There has been no material default by Seller or, to Seller's knowledge, by any other party or parties thereto, and no event has occurred or failed to occur which, with the giving of notice, the passage of time, or both, would constitute a material default by Seller or, to Seller's knowledge, by the other party or parties under any of the Contracts. To Seller's knowledge, none of the Contracts is subject to any impending cancellation or breach that would materially and adversely affect the Business or the Transferred Assets. Contracts required to be set forth on the Contracts List or contracts in excess of $100,000 which either (i) require the consent of a third party to assignment or (ii) are non-assignable are identified separately on the Contracts List.

         4.16 Real Property.

         (a) Seller has no interest in any real property used or occupied in connection with the conduct of the Business other than as described on the Real Property Description attached to this Agreement as Schedule 4.16(a). Seller is in possession of the Real Property. Seller has a good and valid fee estate as to the Real Property.

         (b) The Real Property is free and clear of all mortgages, security interests, title defects, pledges, liens, charges and encumbrances except for
(i) real estate taxes and assessments, both general and special, including, without limitation, assessments for water and sewer, that are a lien but not yet due and payable, (ii) other matters affecting title that would not, individually or in the aggregate, materially detract from the value of the real property used in connection with the conduct of the Business or materially impair the use or conduct thereof, and (iii) the matters set forth on Schedule 4.16(b) hereof((i), (ii) and (iii) together, the "Permitted Encumbrances"); provided, that notwithstanding the foregoing, Seller acknowledges that Buyer has not had the opportunity to review and locate by survey the items set forth on Schedule 4.16(b) hereof and Seller represents and warrants to Buyer that such items do not materially interfere with the conduct of the Business as currently conducted. Seller has not voluntarily granted, is not a party to any agreement providing for, and is not aware of, any easements, conditions, reservations, covenants, restrictions, leases, subleases, rights, options or any other matters that would materially and adversely affect the use of any of the Real Property for the same purposes and uses as the Real Property has been used by Seller.

         (c) The primary operations of Seller currently conducted on the Owned Real Property and the Leased Real Property are not in material violation of applicable zoning laws or regulations. To Seller's knowledge, with respect to the Real Property, there are neither any (i) applications, ordinances, petitions, resolutions or other matters pending before any Governmental Authority having jurisdiction to act on zoning changes that would prohibit or make nonconforming the use of any of the Real Property nor (ii) any pending or threatened condemnation or eminent domain proceedings, or proposed sale in lieu thereof.

         (d) That portion of the Owned Real Property referred to as Lot No. 1 on the Subdivision Plan dated 6/19/98 prepared by McTish, Kunkel & Associates (the "Subdivision Plan"), is contiguous to and has direct vehicular access to Cedar Crest Boulevard, providing access for ingress to and egress from all plants, buildings and structures thereon, and further has access to all appropriate public utilities, in each case to the extent necessary for the conduct of the Business as currently conducted. That portion of the Owned Real Property referred to as Lot No. 2 on the Subdivision Plan has direct vehicular access to Lot No. 1 over a strip of railroad property by way of an agreement dated June 7, 1934 between Trojan Powder Company and Reading Company, providing access to Lot No. 1 for ingress to and egress from all plants, buildings and structures thereon, and further has access to all appropriate public utilities, in each case to the extent necessary for the conduct of the Business as currently conducted. The Leased Real Property has, or shall have as of the Closing Date,
(i) vehicular access to the Owned Real Property and to public roads for ingress to and egress from all plants, buildings and structures thereon as provided in
Schedule 6.11(d) , and (ii) access to all appropriate public utilities to the extent necessary for the conduct of the Business as currently conducted. Except as set forth on Schedule 4.16(d), none of the material structures on the Real Property encroaches upon real property of another person or entity and no structure of any other person or entity encroaches upon any of the Real Property. The buildings and other structures and improvements located on the Real Property are not subject to any material structural defects, except for such structures and buildings as have been scheduled for demolition or removal, as described on Schedule 4.16(d).

         4.17 Property Used. Except as set forth on Schedule 4.17(a), the Transferred Assets and the New Lease Agreement constitute all of the assets, properties and rights used to conduct the Business in the manner in which it is currently being conducted and as of the Closing Date all of such assets, properties and rights shall be transferred to Buyer. No person or entity other than Seller has any interest in any of the property used in the conduct of the Business, except as set forth on the Interests of Other Persons List attached to this Agreement as Schedule 4.17(b).

         4.18 Employees; Wage Increases. Schedule 4.18 sets forth a true and complete list of all employees of the Business, showing their names, job titles, current rates of compensation, rates of compensation before the most recent change in those rates and the date or dates on which those rates of compensation most recently changed. No employee of the Business has expressed a formal intent to resign or retire as a result of the transactions contemplated by this Agreement or within one year after the Closing Date or, to Seller's knowledge, is unwilling to become an employee of Buyer.

         4.19 No Undisclosed Liabilities. Seller does not have any obligations or liabilities whatsoever relating to the Business, whether accrued, contingent, absolute, determined, determinable or otherwise, that will be included in the Assumed Liabilities, other than:

                  (a) current liabilities to be fully reserved against in the Working Capital Statement or the Postretirement Medical Benefits;

                  (b) obligations to be performed under the Contracts; and

                  (c) liabilities disclosed on Schedule 4.19 or any other schedule to this Agreement.

The foregoing list shall not be construed to expand the definition of Assumed Liabilities.

         4.20 Products.

         (a) Schedule 4.20(a) sets forth a list, which is complete and accurate in all material respects, of the products and product lines of Seller relating to the Business as well as the revenues derived from each separate product category for the years ended June 30, 1996 and 1997, and for the period from July 1, 1997 through March 31, 1998, respectively.

         (b) Except as set forth on Schedule 4.20(b), since January 1, 1993, none of the products produced or sold by Seller in connection with the Business at any time up to and including the sale thereof has failed to be in compliance in all material respects with all applicable federal, state, local and foreign laws and regulations. Except as set forth on Schedule 4.20(b), there is no design defect with respect to any of such products, and there is no recall of any such product currently under consideration by Seller.

         4.21 Inventory. Schedule 4.21 will set forth a listing of the dollar value (calculated in accordance with Seller's Accounting Principles consistently maintained and applied with respect to the Business) of all inventory used or held for sale in the Business as of June 30, 1998 (the "Inventory"). Except as disclosed on Schedule 4.21, Seller has good title to all of the Inventory, free and clear of any Encumbrances, other than Permitted Encumbrances. Since the Balance Sheet Date, the Inventory has been maintained in the ordinary course of business consistent with the past practice of Seller. The Inventory is of the quality and is in such condition, as to be readily saleable or usable in the normal course of the Business. Such Inventory is in quantities reasonably sufficient (but not excessive) for the normal operation of the Business as the Business exists on and as of the date hereof and the Closing Date.

         4.22 Accounts Receivable. The Accounts Receivable List attached to this Agreement as Schedule 4.22 identifies by debtor, amount and age all accounts receivable of Seller relating to the Business as of April 30, 1998. The Accounts Receivable List will be updated (to the extent accurate information is available) as of a date within 5 Business Days prior to the Closing Date. All of the accounts receivable of Seller relating to the Business on the date of this Agreement are (a) valid and existing receivables arising from bona fide transactions, (b) are fully collectible, and will be fully collectible within 120 days after the Closing Date after using commercially reasonable efforts, and

(c) are not subject to any counterclaim, set off or adjustment. In the event any account receivable listed on Schedule 4.22 is not fully collectible within such 120 day period, Buyer may elect to (i) forego any claim for indemnification and retain such account receivable or (ii) obtain or receive indemnification and transfer to Seller such uncollected account receivable without recourse.

         4.23 Accounts Payable. The Accounts Payable List attached to this Agreement as Schedule 4.23 identifies by creditor, amount and age all accounts payable of Seller relating to the Business as of April 30, 1998. The Accounts Payable List will be updated (to the extent accurate information is available) as of a date within 5 Business Days prior to the Closing Date. Since the Balance Sheet Date, Seller has paid vendors, taxes, employees, employee reimbursable expenses and other liabilities on a timely basis and consistently with past practice. Since the Balance Sheet Date, Seller has not altered or amended its payment practices, and except as listed on Schedule 4.23, no accounts payable have aged beyond their due date.

         4.24 Personal Property. Each item of tangible Personal Property owned by Seller which is not fully depreciated is reflected (in as much detail as reasonably possible) on the Personal Property Description marked as Schedule
4.24. Seller has good and marketable title to the Personal Property, free and clear of all security interests, title defects, pledges and Encumbrances whatsoever, including any conditional sale or other title retention agreements, other than liens imposed by operation of law in favor of persons providing repairs or other services with respect to the personal property that, in each case, do not interfere with the use or possession of such property, and as to which Seller discharges the underlying obligation in the ordinary course of business ("Materialmen Liens"). The Personal Property has been properly maintained in a manner consistent with reasonable business practice and, except as set forth on Schedule 4.24, is in good condition and repair, reasonable wear and tear excepted.

         4.25 Licenses. All material licenses, permits, registrations and authorizations granted and issued by any Governmental Authority and currently held by Seller relating solely or principally to the Business (the "Licenses") and all applications of Seller pending before any Governmental Authority relating to the Business are listed on the License List attached to this Agreement as Schedule 4.25. Except as identified on Schedule 4.25, no material license, permit, registration or authorization is required for the conduct of the Business as currently conducted or for the ownership of the Transferred Assets. The Licenses are in full force and effect in all material respects and are free and clear of any conditions that would have any material adverse effect on the Business as currently conducted.

         4.26 Customers. The Customer List attached to this Agreement as
Schedule 4.26 lists all customers of the Business since July 1, 1995 through the date of this Agreement (the "Customers"). To Seller's knowledge, no customer intends to reduce the amount of Products it purchases at any time prior to or following the consummation of the transaction contemplated by this Agreement, and Seller is not aware of any substantial deterioration in the creditworthiness of any of Seller's customers.

         4.27 Suppliers. The Supplier List attached to this Agreement as
Schedule 4.27 sets forth a list, which is complete and accurate in all material respects, of the 25 largest suppliers (by dollar volume) of products and services to TRIMET during the nine (9) month period ended on the Balance Sheet Date and during the period from the Balance Sheet Date through April 30, 1998, respectively (each such firm a "Major Supplier"). There are no sole-source suppliers of significant materials or services to TRIMET with respect to which practical alternative sources of supply are not available on relatively comparable terms and conditions. Since the Balance Sheet Date, no Major Supplier has declined to continue to act as such or indicated any present or future intention to cease to do so or to materially change the terms of such arrangements.

         4.28 Insurance. The Insurance List attached to this Agreement as
Schedule 4.28 lists all insurance policies and bonds in force solely or principally with respect to the Business (the "Insurances"). All of the Insurances are in full force and effect, are valid and enforceable, and will remain in full force and effect through the Closing Date.

         4.29 Product Service Obligations, Warranties and Guarantees. Schedule
4.29 contains copies of the standard product service agreements and the standard product and service warranties and guarantees currently used by Seller in the conduct of the Business. Seller's practices and policies in the conduct of the Business with respect to the provision of warranties and guarantees and the handling of warranty and guarantee claims has remained unchanged since the Balance Sheet Date.

         4.30 Prepayments and Deposits. Schedule 4.30 sets forth all customer prepayments and deposits received by Seller in connection with the Business as of April 30, 1998. Schedule 4.30 will be updated as of 5 Business Days prior to the Closing Date.

         4.31 Financial Records. All material books of account and other financial records of Seller relating to the Business and the Transferred Assets are complete and correct in all material respects and have been made available to Buyer. All of such books and records have been prepared and maintained in accordance with Seller's customary business practices and in conformity with Seller's accounting principles ("Seller's Accounting Principles"), consistently maintained and applied with respect to the Business.

         4.32 Finder's Fees. Except for the agreement between Seller and J.P. Morgan Securities, Inc. relative to the transaction contemplated herein, there is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of Seller or any of Seller's Affiliates and which might be entitled to any fee or commission from Seller in connection with the transactions contemplated by this Agreement.

         4.33 Computer Software and Databases. Schedule 4.33 sets forth all computer software and databases owned, licensed, leased, internally developed or otherwise used in connection with the Business and included in the Transferred Assets ("Computer Software and Databases"). Seller has all Computer Software and Databases that are necessary to conduct the Business as currently conducted. The Computer Software and Databases perform in accordance with the documentation related thereto or used in connection therewith and are free of material defects in programming and operation. Except as set forth on Schedule 4.33 the Computer Software and Databases and the respective computer hardware of Seller relating to the Business will process dates correctly prior to, during and after the calendar year 2000, including, without limitation, century recognition, calculations that accommodate same century and multi-century formulas and date values, and interface values that reflect the century and century changes.

         4.34 Transactions in Euros. Schedule 4.34: (a) describes those steps, if any, taken by Seller to ensure that TRIMET will be able to deal with transactions undertaken in Euros and (b) contains copies of all warranties, representations or undertakings given to or received by Seller in connection with the Business or the Transferred Assets in relation to Seller's or any third party's ability to transact business in Euros.

         4.35 Material Information. No representation or warranty set forth in this Section 4 or in any schedule referred to herein contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading.

         5. REPRESENTATIONS, WARRANTIES AND AGREEMENTS BY BUYER. Buyer represents and warrants to and agrees with Seller, as of the date hereof and as of the Closing Date, as follows:

         5.1 Organization and Qualification. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the state of Ohio and has all requisite corporate power and authority to carry on its business as currently conducted.

         5.2 Corporate Authorization. The board of directors of Buyer has approved the execution, delivery and performance of this Agreement and the Other Documents to which it is or shall be a party. Buyer has full power, authority and legal right to execute and deliver this Agreement and the Other Documents to which it is a party and to perform its obligations under this Agreement and the Other Documents.

         5.3 Consents and Approvals. Except as required by the HSR Act, or as set forth on Schedule 5.3, no consent, approval, waiver, authorization, registration or qualification is required to be obtained by Buyer from, and no notice or filing is required to be given by Buyer to or made by Buyer with, any Governmental Authority or other third-party in connection with the execution, delivery and performance by Buyer of this Agreement and the Other Documents, other than where the failure to obtain such consent, approval, waiver or authorization, or to give or make such notice or filing, would not, individually or in the aggregate, materially impair or delay the ability of Buyer to perform its obligations under this Agreement or the Other Documents or to effect the Closing or consummate the transactions contemplated by this Agreement or the Other Documents.

         5.4 Binding Effect. This Agreement has been duly executed and delivered by Buyer, and this Agreement and the Other Documents, when executed and delivered, are or will be (as appropriate) the valid and binding obligations of Buyer, enforceable against it in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) or by an implied covenant of good faith and fair dealing.

         5.5 Non-contravention. Neither the execution and delivery of this Agreement by Buyer, nor the performance by Buyer of its obligations under this Agreement, will (i) violate any provision of the charter, bylaws or other organizational documents of Buyer or (ii) violate or result in a breach of or constitute a default under any law, rule, regulation, judgment, injunction, order, decree or other restriction of any court or Governmental Authority to which Buyer is subject, including any license, permit, certificate and other authorization or approval required under any applicable law; other than, in the cases of clauses (i) and (ii), any conflict, breach, termination, default, cancellation, acceleration, loss, violation or encumbrance which, individually or in the aggregate, would not materially impair or delay the ability of Buyer to perform its obligations under this Agreement or the Other Documents or to effect the Closing or consummate the transactions contemplated by this Agreement or the Other Documents.

         5.6 Finder's Fees. There is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of Buyer or any of its Affiliates and which might be entitled to any fee or commission from Buyer in connection with the transactions contemplated by this Agreement.

         5.7 Material Information. No representation or warranty set forth in this Section 5, or in any schedule referred to herein, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading.

         6. COVENANTS OF BUYER AND SELLER. Buyer and Seller agree to comply with their respective covenants set forth in this Section 6:

         6.1 Conduct of Business Prior to the Closing Date; Affirmative Covenants. Between the date of this Agreement and the Closing Date, in connection with the Business, Seller shall:

                  (a) operate in the usual and ordinary course of business in accordance with past practice and conduct the Business in all material respects in compliance with all applicable laws, rules and regulations and perform its obligations in relation to the Contracts;

                  (b) use, repair and, if necessary, replace its assets in a reasonable manner consistent with past practice and maintain its assets in substantially their current condition, ordinary wear and tear excepted;

                  (c) use all reasonable efforts to preserve intact its present business organization, keep available the services of its present officers and employees, preserve its relationships with customers and others having business relationships with it (which shall include an obligation to pay suppliers, taxes and other liabilities on a timely basis and consistent with past practice), and refrain from changing any of its business policies (including, without limitation, advertising, marketing, pricing, purchasing, personnel, sales and budget policies);

                  (d) maintain its present Insurances in full force and effect, with policy limits and scope of coverage not less than is now provided by its present insurance; and

                  (e) maintain its books of account and records in the usual and ordinary manner and in accordance with Seller's Accounting Principles as historically applied.

         6.2 Conduct of Business Prior to the Closing Date; Negative Covenants. Between the date of this Agreement and the Closing Date, in connection with the Business, Seller shall not:

                  (a) other than in the ordinary course of business, incur any debt, obligation or liability (whether accrued, contingent, absolute, determined, determinable or otherwise) that includes obligations (monetary or otherwise) to be performed by Buyer after the Closing Date;

                  (b) sell, transfer, lease, mortgage, pledge or subject to an Encumbrance (other than Permitted Encumbrances and Materialmen Liens) any of the Transferred Assets;

                  (c) without the prior written consent of Buyer (which consent shall not be unreasonably withheld or delayed) and other than in the ordinary course of business modify or extend any Contract or enter into any contract that would have been a Contract or a property lease had it been in existence on the date of this Agreement;

                  (d) make or grant any wage or salary increase to any employee or pay any bonus or consultancy fee to any officer or employee or any Affiliate of such person;

                  (e) make any change in the accounting principles, methods or practices followed by it or depreciation or amortization policies or rates;

                  (f) make any loans or make any non-cash dividends or non-cash distributions other than in relation to Excluded Assets;

                  (g) other than in the ordinary course of business, cancel or compromise any debt or claim, or waive or release any right, of material value;

                  (h) buy any items of machinery or equipment with an aggregate cost in excess of $100,000;

                  (i) directly or indirectly (through a representative or otherwise) solicit from or furnish any information to any prospective buyer, commence or conduct negotiations with any party (other than Buyer and its representatives), disclose any confidential or proprietary information, or enter into any agreement with any party (other than Buyer) concerning the sale, lease or other disposition of the Business, the Transferred Assets or any part of the Business or Transferred Assets; and

                  (j) enter into any agreement to do any of the things referred to in clauses (a) through (i) above.

         6.3 Conditions; Other Consents. Buyer and Seller shall use commercially reasonable efforts to satisfy the conditions to the other party's obligations as described in Sections 9 and 10 and to obtain any other consents, transfers, authorizations or approvals required for the consummation of the transactions contemplated by this Agreement and the Other Documents.

         6.4 Advise Buyer of Adverse Change. Between the date of this Agreement and the Closing Date, Seller shall promptly advise Buyer of the occurrence of any material adverse change in the financial condition or the results of its operations of the Business or the occurrence of any event or condition that has or would materially and adversely affect the Business.

         6.5 Pre-Closing Access to Information; Confidentiality. From the date of this Agreement until the Closing Date, upon reasonable notice, Seller shall provide Buyer and its representatives access at mutually agreeable times to all properties, equipment, books, accounts, contracts and documents of, or related to, and information regarding the Transferred Assets and the operation of the Business and shall permit Buyer and its representatives to perform, at Buyer's expense, any audits, studies and other examinations as the Buyer shall reasonably deem appropriate (except that Buyer shall not be permitted to conduct any environmental studies or audits of the Real Property without the prior written consent of Seller). Buyer shall be provided access to certain key TRIMET customers (including Zeneca/Stahl, McWhorter, PPG, Reichhold, and BASF) and employees. Subject to the immediately preceding sentence, each of Buyer and Seller shall satisfy their respective obligations under the confidentiality agreement between them, dated January 19, 1998 (the "Confidentiality Agreement").

         6.6 Post-Closing Access to Information.

         (a) Subject to Section 6.6(b), after the Closing, upon request, Seller and its representatives shall be permitted reasonable access, during normal business hours, to and to make inspection of the Books and Records transferred to Buyer hereunder, which records are to be maintained by Buyer in accordance with the requirements of applicable law and otherwise in accordance with its customary records retention policy, and to make copies thereof as is reasonably necessary to allow Seller to obtain information in Buyer's possession (but excluding attorney work product or other privileged communications). Seller shall pay Buyer's reasonable out-of-pocket costs incurred in connection with satisfying such requests. In the event that Buyer determines to destroy or otherwise dispose of any such Books and Records at any time within seven (7) years of the Closing Date, it shall provide Seller with at least thirty (30) days prior written notice before proceeding with any such destruction or other disposal. Seller shall have the right, upon receipt of such notice, to elect prior to the date scheduled for such destruction or disposal to obtain all or any portion of the Books and Records to be destroyed or disposed of unless, in the reasonable opinion of counsel to Buyer, Seller's possession of such Books and Records, or portion thereof, would result in the waiver of any privilege to which Buyer was then entitled, in which case Buyer may, at its option, refuse to provide the affected portion of such Books and Records to Seller. Promptly following notification to Buyer of its election to obtain any such Books and Records, Seller shall arrange for the delivery of such Books and Records to Seller or its agent, at Seller's sole expense, and Buyer shall cooperate therewith. After seven (7) years have expired from the Closing Date, Buyer shall be permitted to dispose of the Books and Records without restriction. This
Section 6.6(a)





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



shall survive the Closing and shall continue in full force and effect until such time as Buyer and Seller mutually agree that the Books and Records are no longer necessary for any tax audit disclosures. Seller shall keep any information obtained by it pursuant to this Section 6.6(a) in confidence and shall not, unless required by law, disclose it to any person.

         (b) Seller acknowledges that Buyer intends to install and utilize a new computer system following the consummation of the transaction contemplated by this Agreement. As a result, Seller acknowledges that, notwithstanding Section 6.6(a), there can be no assurances that Buyer will be able to maintain for seven
(7) years information not in writing or in hard copy form.

         (c) After the Closing and upon request, Buyer and its representatives shall be permitted reasonable access, during normal business hours, to and to make inspection of the books and records retained by Seller that relate in any way to the Business, the Transferred Assets or the Assumed Liabilities (including, without limitation, books and records relating to the financial performance of the Business during the three (3) year period prior to the Closing Date) which records are to be maintained by Seller in accordance with the requirements of applicable law and otherwise in accordance with its customary records retention policy, and to make copies of the portions thereof relating to the Business, the Transferred Assets or the Assumed Liabilities as is reasonably necessary to allow Buyer to obtain information relating thereto in Seller's possession (but excluding attorney work product and other privileged communications). Buyer shall pay Seller's reasonable out-of-pocket costs incurred in connection with satisfying such requests. For a period of seven (7) years following the Closing Date, in the event that Seller determines to destroy or otherwise dispose of any such books and records at any time, it shall provide Buyer with at least thirty (30) days prior written notice before proceeding with any such destruction or other disposal so that Buyer may have a reasonable opportunity to exercise its inspection rights as provided in the first sentence of this Section 6.6(c). In addition, upon request Seller shall provide reasonable assistance to Buyer in connection with Buyer's examination of such books and records.

         (d) With respect to Taxes, Seller and Buyer will provide each other with such cooperation and information as either of them may reasonably request of the other in the filing of any Tax Return, determining a liability for or a right to refund of Taxes or in conducting any audit or other proceeding in respect of Taxes.

         6.7 Updating of General Information and Schedules. Between the date of this Agreement and the Closing Date, Seller will promptly deliver to Buyer, on a weekly basis, information relating to the operation of the Business, including weekly sales reports and such other financial information that may be reasonably requested by Buyer. If following the date hereof Seller becomes aware of matters which, if in existence or known to Seller on the date hereof, would have been required to be disclosed in any Schedule hereto or would be required to modify any representation or warranty contained herein, Seller shall be permitted, by written notice in accordance with Section 25, to inform Buyer of the relevant matter and the Schedule or provision of this Agreement to which it relates. Upon such notice being given to the Buyer the relevant Schedule shall be deemed to be updated and amended to the extent of the disclosure.

         6.8 HSR Act. Each party has filed with the Federal Trade Commission (the "FTC") and the Antitrust Division of the United States Department of Justice (the "Antitrust Division") notification and report forms in accordance with the HSR Act with respect to the transactions contemplated by this Agreement. Each party will promptly furnish to the FTC and the Antitrust Division any additional information requested by either of them pursuant to the HSR Act. Buyer shall be responsible for the payment of the filing fees in connection with such notification and report forms.

         6.9 Demolition and Clean Up. (a) Buyer and Seller agree that, from and after the date hereof and for some period of time subsequent to the Closing Date, work will have to be done on the Owned Real Property to accomplish the following:

                  (i) the demolition of certain vacant structures and buildings located on the Owned Real Property (described on Schedule 4.16(d)),

                  (ii) the clean-up of that portion of the Owned Real Property currently utilized by the Business as an onsite scrap and unused equipment storage area (located in the approximate area shown on Schedule 6.9(b)), and

                  (iii) the closing of certain lagoons located on the Owned Real Property (as more fully described on Schedule 6.9(c)), but not including ongoing groundwater monitoring subsequent to closure.

The task described in the immediately preceding sentence shall hereinafter be referred to as the "Project".

         (b) Buyer and Seller agree, from and after the date hereof, jointly to define the scope of work necessary to accomplish all aspects of the Project in the most cost-effective manner possible, bearing in mind the need in all cases to minimize any disruption caused to Buyer or the Business. Notwithstanding the immediately preceding sentence, with respect to that portion of the Project described in clause (iii) of subsection (a) above, the closure of lagoons shall be performed in accordance with the requirements of applicable law and the Pennsylvania Department of Environmental Protection but, subject to the immediately foregoing, in accordance with the manner and method of closure specified by Seller. Buyer and Seller also agree, after the Closing Date, jointly to select the (i) contractor or contractors who will perform the work necessary to accomplish the Project and (ii) an engineering firm that will be responsible for the daily supervision and management of contractor efforts in completing the Project. Each of the contractors and the engineering firm will be required to post payment and performance bonds to secure its performance. The parties agree to make any refinements to the agreed upon scope of work as may be necessary, in the reasonable view of the selected contractor(s) and/or engineering firm, to accomplish the Project in a manner consistent with the first and second sentences of this subsection (b), as applicable, and consistent with the requirements of all applicable laws.

         (c) It is understood that, as the Project progresses and subject to subsection (b) set forth immediately above, Buyer will have the overall right and responsibility to direct the Project and the efforts of those carrying out tasks necessary to complete the Project. Thus, upon final agreement by Buyer and Seller as to the precise scope of work with respect to the Project and selection of the appropriate contractor(s) and engineering firm, Buyer shall enter into such bonded contracts with said contractor(s) and engineering firm as are appropriate and customary relative to their performance of the Project scope of work ("Project Contracts"); provided that, Seller shall have been allowed to review and approve (which approval shall not unreasonably be withheld or delayed) the terms of the Project Contracts (and especially, but not exclusively, the terms thereof relating to the amount and timing of any compensation) at the time of their preparation and negotiation. Provided that Buyer has complied with the requirements of this Section 6.9, Seller shall be responsible to pay to Buyer all amounts due under the Project Contracts within twenty (20) days of written notification to Seller by Buyer of any amounts due thereunder, which notification shall be accompanied by a copy of all invoices and supporting documentation given to Buyer in connection with such amounts by any one or more of the contractor(s) or the engineering firm. All change orders to Project Contracts that affect the scope of work of the Project in any significant manner or that increase the cost thereof must be approved in advance by Seller (which approval shall not unreasonably be withheld or delayed).

         (d) Although Buyer generally will have the right to direct the Project, Buyer agrees that it will seek advance advice and consultation from Seller, on a continuing basis and until the Project has been completed, on all meaningful aspects of, decisions to be made with respect to, or notices or correspondence to be given in connection with, the Project. Buyer will deliver or make available to Seller all correspondence or documents concerning the Project in Buyer's possession and will grant Seller access to its premises, upon reasonable advance notice and during normal business hours, to inspect the work being done in connection with the Project as often as Seller shall deem reasonably necessary.

         (e) The Project Contracts shall obligate the contractor(s) and the engineering firm to take all steps that are reasonably necessary to ensure (i) that the work being performed in connection with the Project is performed in a competent, safe and workmanlike manner and (ii) that all firms or persons performing any task in connection with the Project take all reasonable precautions to avoid (A) the unnecessary exposure of any person to Hazardous Substances, (B) the release or discharge of Hazardous Substances to the environment or (C) any other act or omission to act that might give rise to an Environmental Claim.

         (f) Seller shall indemnify Buyer (including its officers, directors, employees, agents or representatives) from and against any Losses incurred by Buyer by reason of, resulting from or arising out of (i) any exposure by any person to any Hazardous Substances as a consequence of the performance of any task in connection with the Project or (ii) any Environmental Claims that occur solely and only as a consequence of the Project; provided that, Seller will not be so obligated to indemnify Buyer if and to the extent any Losses are incurred as a consequence of any failure by Buyer to perform its obligations under this
Section 6.9 or as a consequence of the negligent act, negligent omission to act or willful misconduct of any employee, agent or representative of Buyer. The indemnification obligation set forth in this subsection (f) is in addition to Seller's indemnification obligations under Sections 8 and 19.1 herein and shall survive the completion of the portion of the Project (as delineated in clauses
(i), (ii) and (iii) of Section 6.9(a)) giving rise to such





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



obligation for a period of five (5) years and shall not otherwise be limited except as set forth in this subsection (f). The provisions of Section 19.4 hereof shall apply with respect to any claims for indemnification made by Buyer under this subsection (f).

         6.10 Use of Treated Water. Mallinckrodt Chemical is a party to an agreement among Seller, TRIMET and the Whitehall Township Authority ("WTA") dated March 22, 1995 (the "WTA Agreement") pursuant to which TRIMET is required to pump ground-water from WTA wells, pipe such ground-water to a holding lagoon located on the Retained Real Estate, pipe and treat the same in its wastewater treatment plant located on the Owned Real Estate and discharge it pursuant to the site's wastewater discharge permit. Buyer agrees, from and after the Closing Date, to provide Seller with reasonable cooperation (including granting Seller access to its facilities upon reasonable advance notice to Buyer during normal business hours) in connection with Mallinckrodt Chemical's continuing performance and administration of the WTA Agreement, including, without limitation, accepting and using water as necessary from WTA wells generally in the manner and to the same extent as currently utilized by the Business, such acceptance and use by Buyer to continue until remediation of all WTA wells ceases and to recommence if remediation, once ceased, resumes for any reason.

         6.11 Certain Agreements Concerning Real Property.

         (a) The parties acknowledge that the land comprising the Owned Real Property, to be conveyed by Seller to Buyer hereunder, is situated on portions of two existing tax parcels. Seller has advised Buyer that, as a condition to the conveyance of fee simple title to the Owned Real Property, Seller must obtain subdivision approvals from the appropriate governmental authorities, and that Seller does not expect to obtain such approvals until approximately two to three months after the Closing Date. Accordingly, the parties agree that, in the event Seller is unable to convey to Buyer fee simple title to the Owned Real Property on the Closing Date, Seller and Buyer shall enter into a lease agreement containing the terms set forth on Schedule 6.11(a) and such other terms as are customary for similar commercial leases (the "Provisional Lease Agreement"). The parties shall, at Buyer's request, enter into a Memorandum of Lease, containing such terms as may be required by law and such other terms reasonably requested by Buyer, which may, if permitted by law, be recorded by Buyer in the appropriate land records of the county in which the Owned Real Property is located; provided, that Buyer agrees not to record such Memorandum unless Buyer, in its discretion, determines that its rights in the Owned Real Property may be insecure in any way. Seller shall pay any recording or transfer fees in connection with the Provisional Lease Agreement. Seller unconditionally agrees that, within one calendar year following the Closing Date (the "Conveyance Deadline"), Seller shall obtain the necessary subdivision or other approvals necessary to convey to Buyer fee simple title to the Owned Real Property, and convey fee simple title to the Owned Real Property to Buyer, and Buyer shall accept the same from Seller, in accordance with the terms of this Agreement, provided that Seller shall make every reasonable effort to procure such approvals as soon as possible after the Closing Date. The parties further acknowledge that the portion of the Owned Real Property identified as Lot No. 2 on the Subdivision Plan is landlocked, and Seller agrees to use its best, commercially reasonably efforts to obtain (i) a perpetual easement, benefitting and appurtenant to Lot No. 2, over land to the north of Lot No. 4 currently owned by Jeras Corporation as identified on the Subdivision Plan, for ingress and egress purposes to Mauch Chunk Road, which





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



area is partially identified on the Subdivision Plan as the "North Easement" and
(ii) a perpetual easement, benefitting and appurtenant to Lot No. 2, over land to the west of Lot No. 4 currently owned by Jeras Corporation as identified on the Subdivision Plan, for ingress and egress purposes to and from Cedar Crest Blvd, which area is partially identified on the Subdivision Plan as the "West Easement" (either of such easements is herein referred to as the "Necessary Access Easement"). Seller shall grant to Buyer an easement or easements for ingress and egress over that portion of the area described as the "Proposed Access Easement" located on Lot No. 4 as shown on the Subdivision Plan, for access to the North Easement, and over the western most 60 feet of Lot No. 4 as shown on the Subdivision Plan, for access to the West Easement.

         (b) In order to secure the performance of Seller's obligations under
Section 6.11(a) above and all damages arising from the breach thereof or from the failure to obtain the Necessary Access Easement (either pursuant to clause 6.11(a)(i) or (ii)), Seller agrees to grant and deliver to Buyer on the Closing Date a mortgage or deed of trust (the "Security Instrument") encumbering the entire tax parcels, and all improvements thereon, on which all or any portion of the Owned Real Property is situated. Seller shall pay any recording fees or mortgage tax in connection with the Security Instrument. Buyer shall have the right to foreclose the Security Instrument in the event of a default by Seller under the Security Instrument, including the failure to convey title to the Owned Real Property by the Conveyance Deadline.

         (c) In order to further secure the performance of Seller's obligations under Section 6.11(a) above and to assure the conveyance to Buyer of the Necessary Access Easement, Seller agrees that, out of the total Purchase Price to be paid on the Closing Date, the sum of Five Million Dollars ($5,000,000.00) shall be deposited and held in escrow with the Title Company (defined in Section 11.2(h) below). Such sum shall be placed in an interest bearing account (such sum, and any interest thereon, is herein referred to as the "Escrow Sum") and shall be disbursed to Seller upon the conveyance of the Owned Real Property to Buyer in accordance with the terms hereof on or prior to the Conveyance Deadline. In the event that Seller fails to convey to Buyer fee title to the Owned Real Property and also the Necessary Access Easement in accordance with the terms hereof on or prior to the Conveyance Deadline, the Title Company shall disburse the Escrow Sum to Buyer, without limiting the right of Buyer to pursue any other remedies or damages by reason of such breach, including, without limitation, the right to specific performance and to institute foreclosure proceedings pursuant to the Security Instrument. The parties agree to enter into an escrow agreement with the Title Company governing the Escrow Sum consistent with the terms set forth above prior to the Closing Date.

         (d) The parties further agree to enter into and deliver to each other, on the Closing Date, lease agreements relating to the Leased Real Property containing the terms set forth on Schedule 6.11(d) and such other terms as may be customary for similar commercial leases (the "New Lease Agreement"). The parties acknowledge that the New Lease Agreement shall contain a right of first offer to purchase the Leased Real Property in accordance with the terms set forth on Schedule 6.11(d).

         (e) Upon obtaining the subdivision approval referred to in Section 6.11(a) above, the parties agree to reexecute or amend, at Buyer's election, the New Lease Agreement to include the adjusted descriptions of the parcels subject to such leases (i.e. Lot Nos. 3 and 4 as identified on the Subdivision Plan) and to record a memorandum of such lease. Concurrently therewith, Seller will deliver, with respect to the Leased Real Property, a leasehold owner's insurance policy (ALTA form), if available, insuring the leasehold title of Buyer in such real estate, including affirmative insurance covering the option to purchase contained in the New Lease Agreement, subject only to any applicable Permitted Encumbrances, in an amount of $600,000 or such other amount as may be agreed to in the Allocation Statement referenced in Section 13 if it has been determined (provided, however, that Buyer may (at its expense) increase such amount for title insurance coverage purposes, but Buyer will pay for any resulting increase in the cost of the title insurance or the amount of transfer or conveyance taxes otherwise payable by Buyer and Seller in accordance with Section 14 hereof), with standard exceptions deleted, with affirmative insurance as to any appurtenant easements, and containing a "same land as survey" endorsement with reference to Lot Nos. 3 and 4 only, which title policy shall be in form reasonably acceptable to Buyer and issued by Commonwealth Land Title Insurance Company or another title insurance company mutually acceptable to the parties.

         (f) Seller will deliver, at its expense, a survey of each parcel comprising the Owned Real Property to be conveyed by Seller to Buyer, which survey shall be prepared in accordance with ALTA/ACSM Minimum Standard Detail Requirements, showing all Table A items thereof (except items 5 and 12 and such other items as may not be reasonably necessary or feasible), and certified in favor of Seller, Buyer, Buyer's lender and the title company. If such survey cannot be delivered by the Closing Date, Seller shall deliver such surveys to Buyer by the Conveyance Deadline.

         (g) Buyer agrees that Seller may reserve, in the special warranty deeds, an easement or easements for ingress and egress over the Owned Real Property, along the area identified on the Subdivision Plan as the Proposed 33 foot wide access easement (the "Proposed Access Easement") to the extent such Proposed Access Easement is located within the bounds of the Owned Real Property, to enable Seller's access to Cedar Crest Blvd from each of lots nos. 3 and 4 as described on the Subdivision Plan. The final location and the terms of such easements, as well as the easements referred to in Section 6.11(a), shall be subject to the mutual agreement of Buyer and Seller. Each party shall share in the cost of maintaining any roads on the Proposed Easement Area in relation to the relative burden placed on the roads by the users thereof.

         6.12 Distributor/Sales Agent Contracts. The parties hereto acknowledge that, with respect to certain contracts listed on Schedule 4.15 (as reflected in the notes column), Seller is not assigning to Buyer Seller's right and obligations under such contracts to the extent that such rights and obligations do not relate to the Business or the Transferred Assets.

         7.  EMPLOYMENT MATTERS.

         7.1 Employment by Buyer. Each employee listed on Schedule 7.1 who is employed in connection with the operation of the Business on the Closing Date (and who is not on disability leave as of that date) shall become an employee of Buyer from and after the Closing Date, unless any such employee otherwise elects (the "Transferred Employees"). Buyer shall have no liability for the payment of wages (or withholdings in respect thereof) or the provision of any benefits (including, without limitation, severance benefits) payable to the employees of Seller other than the Transferred Employees. Any employee who, on the Closing Date, is on short-term disability (but not long-term disability) or otherwise on a leave of absence available to such employee under applicable law or in accordance with Seller's general policies applicable to all employees, may also elect to become a Transferred Employee provided such employee returns from short-term disability leave or any permissible leave of absence within ninety (90) days after the Closing Date.

         7.2 Terms of Employment of Transferred Employees. Buyer shall (a) employ each Transferred Employee for base compensation at least equal to each such Transferred Employee's base compensation with Seller immediately prior to the Closing Date, (b) offer each Transferred Employee benefits in accordance with Sections 7.3 through 7.6, and (c) otherwise employ each Transferred Employee on terms and conditions that are comparable in the aggregate to the terms and conditions of their employment with Seller prior the Closing Date. During the one-year period following the Closing Date, Buyer will (x) not terminate any Transferred Employee other than for cause, (y) maintain each Transferred Employee in the same position that such Transferred Employee held with Seller prior to the Closing Date or a position comparable in responsibility and authority to such position (except for any change to which any such Transferred Employee consents) and (z) continue to offer the Transferred Employees compensation and benefits in accordance with the first sentence of this Section 7.2 hereto. In the event Buyer terminates any Transferred Employee other than for cause during such one-year period, Buyer shall make a severance payment to such Transferred Employee in accordance with the principles set forth on Exhibit 7.2.

         7.3 Welfare Benefit Plans. Notwithstanding Section 7.3 above, Buyer will have complete discretion, on and as of the Closing Date, to establish coverage for and enroll the Transferred Employees in welfare benefit plans of its choice, subject to any established eligibility requirements, except that (a) pre-existing medical conditions will not be an eligibility requirement for enrollment in (and treatment of such conditions will be covered as if the onset of such conditions occurred after coverage began under) any medical, vision, or dental plan; (b) any such welfare benefits provided to any Transferred Employee must be provided to all Transferred Employees; and (c) the benefits provided by Buyer to the Transferred Employees will not, on average, be worth less to the Transferred Employees as a whole than the welfare benefits that they were receiving from Seller immediately prior to the Closing Date. With respect to all such welfare benefit plans, Buyer will grant all Transferred Employees credited service for all employment with Seller up to and including the Closing Date for purposes of eligibility and vesting. No assets will be transferred from Seller to Buyer, from trustee to trustee, or from funding agent to funding agent with respect to the funding of any employee welfare benefit plans. Notwithstanding the foregoing, (i) Buyer's retiree medical benefits will cover only those Transferred Employees required to be covered for such benefits by existing collective bargaining agreements, and Seller shall have full liability and responsibility for the payment of, and shall reimburse Buyer for any amounts paid by Buyer for, retiree medical benefits with respect to employees who were employed in the operation of the Business who did not become Transferred Employees by reason of retirement prior to the Closing Date or otherwise; (ii) Seller will be liable and responsible for paying, in full, any amount due to any Transferred Employee under any of Seller's Welfare Benefit Plans covering such Transferred Employees; and (iii) Seller shall have full liability and responsibility for the payment of any amounts due under any stay bonus or incentive arrangement put into place by Seller in anticipation of the transaction





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



contemplated by this Agreement prior to the Closing, no matter when such amounts may be due or payable, and any employee bonus or incentive arrangements to the extent related to or payable with respect to periods ending on or before the Closing Date.

         7.4 Pension Plan for Non-Union Employees. No assets will be transferred from Seller to Buyer or from trustee to trustee on account of any qualified pension plan covering the non-union employees (the "Seller's Non-Union Pension Plan"). Seller will amend the Seller's Non-Union Pension Plan to vest, as of the Closing Date, the interest of each Non-Union Employee, if not otherwise vested. Buyer will enroll all of such Non-Union Employees in the qualified pension plan that Buyer has established for similarly situated employees, subject to the eligibility requirements stated in such plan. Buyer will amend such plan to recognize service with Seller for purposes of determining vesting and eligibility to receive benefits. Buyer will have sole and exclusive control and administration of the Buyer's Non-Union Pension Plan.

         7.5 Savings Plan for Non-Union Employees. Effective as of the Closing Date, participation of Transferred Employees in any qualified savings plan of Seller covering Non-Union Employees (the "Seller's Non-Union Savings Plan") shall cease, and contributions to Seller's NonUnion Savings Plan from and with respect to Transferred Employees shall cease. Buyer will enroll all of such Non-Union Employees in the qualified savings plan that Buyer has established for similarly situated employees, subject to the eligibility requirements stated in such plan. As soon as reasonably practical following the Closing Date, Buyer and Seller will arrange for a trustee-to-trustee transfer of the accounts of such Non-Union Employees from Seller's Non-Union Savings Plan to the qualified savings plan of Buyer.

         7.6 Union Employees. (a) Notwithstanding Section 7.3 above, with respect to union employees of the Business on and as of the Closing Date ("Transferred Union Employees"), Buyer will assume all liability and responsibility for all welfare plans and benefits provided for in all union collective bargaining agreements that exist on and after the Closing Date and will make all payments and perform all acts required thereunder after the Closing Date, except that Seller shall reimburse Buyer for all payments to be made thereunder to the extent they relate to periods of employment through the Closing Date. The liability of Buyer and Seller with respect to the savings and pension plans covering Transferred Union Employees is fully delineated in the balance of this Section 7.6 set forth below.

         (b) Benefits under Seller's Union Savings Plan. Effective as of the Closing Date, participation of Transferred Union Employees in the Investment and Savings Plan for Hourly Employees (the "Seller's Union Savings Plan") shall cease, and contributions to Seller's Union Savings Plan from and with respect to Transferred Union Employees shall cease.

         (c) Benefits under Buyer's Union Savings Plan. Effective as of the Closing Date, the Transferred Union Employees shall commence participation in Buyer's Union Savings Plan which shall provide such benefits as may be required under the applicable collective bargaining agreement. There shall be no transfer of assets or liabilities from Seller's Union Savings Plan to Buyer's Union Savings Plan.






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



         (d) Benefits under Seller's Union Pension Plan. Effective as of the Closing Date, the accrual of benefits of Transferred Union Employees under the TRIMET Hourly Employee Retirement Plan (the "Seller's Union Pension Plan") shall cease. Benefits accrued up to the Closing Date to each Transferred Union Employee under Seller's Union Pension Plan shall be fully vested, and Seller shall provide to Buyer a schedule listing such accrued benefits for each Transferred Union Employee within ninety (90) days after the Closing Date. Seller shall pay or cause to be paid to the Transferred Union Employees all accrued benefits under the Seller's Union Pension Plan on and as of the Closing Date when such benefits shall be payable pursuant to the terms thereof.

         (e) Benefits under Buyer's Union Pension Plan. On or before the Closing Date, Buyer shall either amend an existing pension plan or plans or establish a new pension plan or plans as necessary to provide each Transferred Union Employee the pension benefits required under the applicable collective bargaining agreement (collectively, the "Buyer's Union Pension Plan"), which shall be effective as of the Closing Date. The benefits payable under Buyer's Union Pension Plan shall be reduced by the benefits available to such Transferred Union Employee under Seller's Union Pension Plan as of the date of the commencement of benefits to such Transferred Union Employee under Buyer's Union Pension Plan (whether or not the Transferred Union Employee elects to receive benefits under Seller's Union Pension Plan as of such date). There shall be no transfer of assets or liabilities from Seller's Union Pension Plan to Buyer's Union Pension Plan.

         8.  ENVIRONMENTAL INDEMNIFICATION.

         8.1 Environmental Definitions. In this Agreement, the following defined terms shall have the following meanings:

                  "Governmental Authority" shall mean any foreign, federal, state or local government, or any entity, authority, agency, commission or other similar body exercising executive, legislative, judicial, regulatory or administrative authority or functions of or pertaining to government, including any court or arbitration or similar tribunal.

                  "Governmental Rule" shall mean any foreign, federal, state or local law, judgment, order, decree, statute, ordinance, rule or regulation.

                  "Environmental Claims" shall mean all claims that are asserted, obligations that are imposed and actions that are required by Governmental Authorities or private parties under Environmental Laws which arise other than as a result of Voluntary Environmental Investigations undertaken by Buyer after the Closing Date. Such claims shall also include all claims and actions required by any Environmental Law involving the investigation, monitoring, containment, restoration or cleanup of soils, structures, ground water, surface water, vapors or other features of any sites (whether waste disposal sites, former plant sites or other sites) on which any Hazardous Substances may be found which claims, obligations or actions arise other than as a result of Voluntary Environmental Investigations undertaken by Buyer after the Closing Date.






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



                  "Shared Environmental Claims" shall mean all claims that are asserted, obligations that are imposed and actions that are required by Governmental Authorities or private parties under Environmental Laws which arise as a result of Voluntary Environmental Investigations undertaken by Buyer after the Closing Date. Such claims shall also include all claims and actions required by any Environmental Law involving the investigation, monitoring, containment, restoration or cleanup of soils, structures, ground water, surface water, vapors and other features of any sites (whether waste disposal sites, former plant sites or other sites) on which any Hazardous Substances may be found, which claims, obligations or actions arise as a result of Voluntary Environmental Investigations undertaken by Buyer after the Closing Date.

                  "Voluntary Environmental Investigation" shall mean any investigation or monitoring conducted by or on behalf of Buyer other than pursuant to a requirement (not itself imposed as a consequence of any voluntary action by or on behalf of Buyer) of any Environmental Law, other legal obligation or under any Governmental Rule.

         8.2 Indemnification by Seller for Environmental Claims. Seller shall indemnify Buyer against any loss, cost, liability or expense (including, without limitation, costs and expenses of litigation and, to the extent not prohibited by law, reasonable attorneys' fees) (all of which are referred to as "Losses") incurred by Buyer by reason of, resulting from or arising out of any and all Environmental Claims that in turn result from or arise out of (a) the operation of the Business on or prior to the Closing Date or (b) the ownership or use of the Retained Businesses or the Retained Real Estate prior to, on or after the Closing Date.

         8.3 Limited Indemnification by Seller for Shared Environmental Claims. Notwithstanding the provisions of Section 8.2 above, Seller shall, to the extent set forth below, indemnify Buyer against Losses incurred by Buyer by reason of, resulting from or arising out of any and all Shared Environmental Claims related to the Transferred Assets or arising from the operation of the Business on or prior to the Closing Date upon receiving notice of such Shared Environmental Claims from Buyer during the periods set forth below:

                  (a) Shared Environmental Claims notified to Seller on or before the first anniversary of the Closing Date to the extent that Losses therefrom are in excess of Three Million Dollars ($3,000,000), and then only for Eighty Percent (80%) of such Losses;

                  (b) Shared Environmental Claims notified to Seller after the first anniversary but on or before the second anniversary of the Closing Date to the extent that Losses therefrom are in excess of Two Million Four Hundred Thousand Dollars ($2,400,000), and then only for Sixty Percent (60%) of such Losses;

                  (c) Shared Environmental Claims notified to Seller after the second anniversary but on or before the third anniversary of the Closing Date to the extent that Losses therefrom are in excess of One Million Eight Hundred Thousand Dollars ($1,800,000), and then only for Forty Percent (40%) of such Losses;

                  (d) Shared Environmental Claims notified to Seller after the third anniversary but on or before the fourth anniversary of the Closing Date to the extent that Losses therefrom are in excess of One Million Two Hundred Thousand Dollars ($1,200,000), and then only for Twenty Percent (20%) of such Losses; and

                  (e) Shared Environmental Claims notified to Seller after the fourth anniversary but on or before the fifth anniversary of the Closing Date to the extent that Losses therefrom are in excess of Six Hundred Thousand Dollars ($600,000), and then only for Ten Percent (10%) of such Losses.

         8.4 Control of Remediation. The party which is responsible for the majority of the cost of any Remedial Action (as defined in Section 8.4(a)) shall be permitted to control such action, subject to the provisions set forth below. For purposes of irrevocably determining which party is responsible for the majority of the cost of the Remedial Action, the parties will attempt to assess such costs in good faith prior to commencement of any Remedial Action. If they are unable to agree on the amount of such costs, the matter of estimating such costs will be referred for resolution to a nationally recognized firm of environmental consultants whose services have not previously been significantly utilized by the parties hereto (the "Independent Environmental Consultants"). The parties will share equally the cost of the Independent Environmental Consultants. The amount of costs determined by the Independent Environmental Consultants will be binding on the parties only for the purpose of determining which party shall control any Remedial Action.

         (a) Seller Controlled Remediation. With respect to any Losses arising under this Section 8 for which the liability of Seller is greater than Buyer and to the extent that such liability involves or may involve the implementation of any action required by Environmental Law to investigate, clean up, remove, treat or in any other way address Hazardous Substances ("Remedial Action"), Seller shall have the right to control, direct and implement (if and as appropriate) any such Remedial Action, but Buyer shall have the right to review and provide Seller with written comments in advance of (i) the Seller's selection of consultants and contractors designated to perform the Remedial Action and (ii) Seller's final determination of the scope of work for, and type of, the Remedial Action to be implemented, and in connection with such right of review Buyer shall have access to Seller's personnel and relevant records and data as necessary. Seller shall review and reasonably consider Buyer's comments. Seller shall provide all plans, reports and submissions to any Governmental Authority regarding any such Remedial Action in draft form to Buyer a reasonable time prior to transmission of such items to such Governmental Authority and Seller shall review and reasonably consider any of Buyer's comments on such plans, reports and submissions.

         (b) Buyer Controlled Remediation. With respect to any Losses arising under this Section 8 for which the liability of Buyer is greater than Seller and to the extent that such liability involves or may involve the implementation of any action required by any Environmental Law for Remedial Action, Buyer shall have the right to control, direct and implement (if and as appropriate) any such Remedial Action, but Seller shall have the right to review and provide Buyer with written comments in advance of (i) Buyer's selection of consultants and contractors designated to perform the Remedial Action and (ii) Buyer's final determination of the scope of work for, and type of, the Remedial Action to be implemented, and in connection with such right of review Seller shall have





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



access to Buyer's personnel and relevant records and data as necessary. Buyer shall review and reasonably consider Seller's comments. Buyer shall provide all plans, reports and submissions to any Governmental Authority regarding any such Remedial Action in draft form to Seller a reasonable time prior to transmission of such items to such Governmental Authority and Buyer shall review and reasonably consider any of Seller's comments on such plans, reports and submissions.

         9. CONDITIONS TO OBLIGATIONS OF BUYER. The obligations of Buyer under this Agreement are subject to the satisfaction or waiver by Buyer on or prior to the Closing Date of the following conditions.

         9.1 Representations and Warranties True on Closing Date. The representations and warranties of Seller made in this Agreement are true in all respects as set forth herein as of the Closing Date.

         9.2 Compliance with Agreement. Seller has performed and complied in all material respects with all of its obligations under this Agreement that are to be performed or complied with by it prior to or on the Closing Date.

         9.3 No Litigation. No litigation, proceeding, investigation or inquiry is pending or threatened which, if sustained, would enjoin or prevent the consummation of the transactions contemplated by this Agreement or would materially and adversely affect Buyer's right to continue the operation of the Business as presently conducted.

         9.4 Third Party Consents and Approvals; Estoppel Certificates. Seller shall have obtained all third-party consents and approvals required for the transfer or continuance, as the case may be, of the Contracts and Licenses designated on Schedule 9.4 as requiring third party consent or approval, and such third parties shall have provided consents, approvals, estoppel certificates, nondisturbance agreements and/or written clarifications of the rights of Buyer thereunder, in each case, in form and substance reasonably satisfactory to Buyer.

         9.5 Material Adverse Change. There shall not have occurred any material adverse change in the Transferred Assets or the Business' operations, financial condition or prospects.

         9.6 HSR Act. All required registrations and filings under the HSR Act shall have been made and any waiting period applicable to the transactions contemplated hereby pursuant to the HSR Act shall have expired or been terminated.

         9.7 Legal Opinion. Buyer shall have received from counsel for Seller an opinion that the transactions contemplated hereby have been duly authorized by all necessary corporate action and that this Agreement and the Other Documents represent the binding obligation of Seller enforceable in accordance with their terms, subject only to standard enforceability exceptions.

         9.8 Title Insurance. Seller shall have delivered to Buyer the title insurance policies or other assurance of title as described in Section 11.2(h).

         9.9 Satisfaction of Buyer with Updated Schedules. To the extent that Seller modifies the Schedules pursuant to Section 6.7 hereof and such modifications disclose or reflect in the aggregate a material increase in the liabilities being assumed by Buyer, a material decrease in the value or material change in the condition of, or a material encumbrance on, the assets, properties or rights being purchased by Buyer, Buyer shall have the right to terminate this Agreement. For the purposes of this Section 9.9, the term "material" shall mean an amount equal to or greater than $300,000.

         9.10 European Operations. Arrangements reasonably satisfactory to Buyer shall have been made concerning (i) TRIMET's European operations carried on by Seller or its Affiliates' overseas employees and (ii) the ability of Buyer to continue to provide products and services to established and potential customers of the Business in Europe.

         9.11 Reliance Letter. Buyer shall have received a reliance letter from Environmental Resources Management reasonably satisfactory to Buyer and its lenders.

         10. CONDITIONS TO OBLIGATIONS OF SELLER. The obligations of Seller under this Agreement are subject to the satisfaction or waiver by Seller on or prior to the Closing Date of the following conditions:

         10.1 Representations and Warranties True on Closing Date. Buyer's representations and warranties made in this Agreement are true in all respects as set forth herein as of the Closing Date.

         10.2 Compliance with Agreement. Buyer has performed and complied in all material respects with all of its obligations under this Agreement that are to be performed or complied with by it prior to or on the Closing Date.

         10.3 No Litigation. No litigation, proceeding, investigation or inquiry is pending or threatened which, if sustained, would enjoin or prevent the consummation of the transactions contemplated by this Agreement.

         10.4 License Transfers. Seller shall have obtained all material third-party consents and approvals required for the transfer or continuance, as the case may be, of the Licenses.

         10.5 HSR Act. All required registrations and filings under the HSR Act shall have been made and any waiting period applicable to the transactions contemplated hereby pursuant to the HSR Act shall have expired or been terminated.

         10.6 Legal Opinion. Seller shall have received from counsel for Buyer an opinion that the transactions contemplated hereby have been duly authorized by all necessary corporate action and that this Agreement and the Other Documents represent the binding obligation of Buyer enforceable in accordance with their terms, subject only to standard enforceability exceptions.

         11.  CLOSING; PROCEDURES.

         11.1 Date and Time. The closing of the transactions contemplated by this Agreement (the "Closing") will take place at the offices of Thompson, Hine & Flory LLP at 3900 Key Center, 127 Public Square, Cleveland, Ohio, or at the offices of Seller at 675 McDonnell Blvd., Hazelwood, Missouri, at 10:00 a.m. on July 31, 1998 (or such other date and place as the parties may mutually agree). The actual date of the Closing is referred to as the "Closing Date."

         11.2 Procedures. If all of the conditions specified in Sections 9 and 10 have been fulfilled or are waived in writing by Buyer or Seller, as the case may be, on or by the Closing Date, then, on the Closing Date:

                  (a) Seller and Buyer will execute and deliver an assignment and assumption agreement substantially in the form attached as part of
         Exhibit 11.2(a);

                  (b) Seller and Buyer will execute and deliver the New Lease Agreement;

                  (c) Buyer and Seller shall enter into an agreement substantially in the form of Exhibit 11.2(c) hereto, whereby Seller will provide to Buyer certain transitional services which are currently provided to TRIMET by the Retained Businesses for a period of five (5) months after the Closing Date;

                  (d) Buyer and Seller shall each cause to be delivered to the other the opinions referenced in Sections 9.7 and 10.6, as appropriate;

                  (e) Seller will execute and deliver a bill of sale of the Transferred Assets substantially in the form attached as part of
         Exhibit 11.2(e);

                  (f) Seller will execute and deliver separate assignments, or other appropriate instruments of transfer with respect to any of the Transferred Assets not appropriately transferred by an assignment and assumption agreement and bill of sale, in each case, in form reasonably satisfactory to Buyer, if and as necessary in the reasonable opinion of Buyer;

                  (g) Seller will deliver special warranty deeds, in form and substance reasonably acceptable to Buyer, transferring all Owned Real Property to Buyer, subject to any and all Permitted Encumbrances, and shall also execute and deliver to Buyer the Necessary Access Easement(s) and other easements over the Retained Real Estate provided in Section 6.11(a); or, if Seller is unable to deliver the special warranty deeds on the Closing Date, Seller and Buyer will execute and deliver the Provisional Lease Agreement and Seller will deliver to Buyer the Security Instrument pursuant to Section 6.11 above, pending a completion of the transfer as provided in Section 6.11(a) above.

                  (h) Seller will deliver at Seller's cost, with respect to the Owned Real Property, an owner's title insurance policy (ALTA form), insuring the fee simple title of Buyer in such real property, including insurance covering the Necessary Access Easement(s), subject only





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



         to any applicable Permitted Encumbrances, in an amount of $2,400,000 or such other amount as may be agreed to in the Allocation Statement referenced in Section 13 if it has been determined (provided, however, that Buyer may (at its expense) increase such amount for title insurance coverage purposes, but Buyer will pay for any resulting increase in the cost of the title insurance or the amount of transfer or conveyance taxes otherwise payable by Buyer and Seller in accordance with Section 14 hereof), with standard exceptions deleted, with affirmative insurance as to any appurtenant easements, and containing a "same land as survey" endorsement, which title policy shall be in form reasonably acceptable to Buyer and issued by Commonwealth Land Title Insurance Company or another title insurance company mutually acceptable to the parties (the "Title Company"); provided, that if Seller is unable to deliver to Buyer fee simple title to Buyer as provided herein on the Closing Date, Seller will deliver a leasehold insurance policy insuring Buyer's leasehold estate under the Provisional Lease Agreement (in the amount of $2,400,000) and a loan policy of title insurance (in the amount of $2,400,000) insuring Buyer's Security Instrument, each in accordance with the applicable terms set forth above; and

                  (i) Buyer will deliver the Closing Date Payment to Seller by wire transfer.

         12. FURTHER ASSURANCES. Seller will, from time to time after the Closing, upon the reasonable request of Buyer, execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, all such further assignments and assurances as may be reasonably required to transfer to and vest in Buyer all right, title and interest of Seller in and to the Transferred Assets and the Business and to protect the right, title and interest of Buyer in and to the Transferred Assets and the Business.

         13. ALLOCATION. Buyer and Seller mutually agree that the Purchase Price shall be allocated among the Transferred Assets in the manner required by
Section 1060 of the IRC within 120 days after the Closing Date or with respect to the Owned Real Property, as soon as possible after the subdivision plan relating thereto is finally approved by the appropriate Governmental Authorities, but in no event later than December 1, 1998. In making such allocation, the allocation set forth on the Allocation Statement attached or to be attached hereto as Exhibit 13 shall apply, which will be agreed upon and delivered by the parties on the Closing Date or as promptly thereafter as practicable.

         14. TAXES. Unless otherwise expressly set forth herein, Seller and Buyer will each pay one half of all sales, use and transfer taxes and conveyance fees, if any, applicable to the transfer of the Transferred Assets and the other transactions provided for by this Agreement.

         15.  NON COMPETITION COVENANT.

         15.1 Subject to Section 15.5, Seller agrees and warrants that neither it nor its Affiliates will at any time within five (5) years immediately following the Closing Date, do any of the following, either directly or indirectly:

                  (a) manufacture, market or distribute any of the Products, or invest in any company, partnership, organization, proprietorship or other entity which manufactures, markets or distributes the Products;

                  (b) sell, solicit or accept business or orders from customers or prospective customers of the Business with respect to products which are competitive with the Products, with the term "customer" including any purchaser of Products from the Business at any time during the 12 months immediately preceding the date of this Agreement;

                  (c) interfere with, disrupt or attempt to disrupt relationships, contractual or otherwise, of Buyer with its employees, contractors, suppliers or customers in the operation of the Business;

                  (d) operate or perform, in connection with any of the Products, any advisory or consulting services for any company, partnership, organization, proprietorship or other entity which develops, manufactures, prepares, sells or distributes the Products or Products which are competitive with the Products; or

                  (e) Permit any person or entity to use any of Seller's names in furtherance of any activity included in clauses (a) through (d) of this Section 15.1.

         15.2 Any breach of the provisions of Section 15.1 of this Agreement shall automatically toll and suspend the period of restraint for the amount of time that the breach continues.

         15.3 Notwithstanding the provisions of Section 32 below, if any provision or provisions of this Section 15 are void or are so declared, the provision or provisions, as the case may be, shall be considered, and shall be, severed from this Agreement, and this Agreement shall otherwise remain in full force and effect. Notwithstanding the immediately preceding sentence, while the restrictions contained in clauses (a) through (e) of Section 15.1 are considered by the parties to be reasonable in all the circumstances, it is recognised that restrictions of the nature in question may fail for technical or other reasons not reasonably foreseeable and, accordingly, it is hereby agreed and declared that if any such restrictions shall be adjudged by a court of competent jurisdiction to be void or unenforceable, but would be valid or enforceable if part of the wording thereof were deleted or the periods thereof were reduced or the range of activities dealt with thereby were reduced in scope, the said restriction shall apply with such modifications as may be necessary to make it valid and effective, such modifications to be supplied by the parties hereto and to be as close in intent and effect to the original provisions hereof as possible.

         15.4 Buyer shall have the right to restrain by injunction any breach or threatened breach of this Section 15 and shall have the right to compel specific performance of the terms of this Section 15.

         15.5 The obligation referred to in Section 15.1 shall not prevent Seller or any of its Affiliates from (i) acquiring any other company or business which is engaged in a competitive business so long as the revenues of the acquired company or business attributable to the competitive





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



businesses do not exceed 20% of the total revenue of the acquired company or business (a "Competing Business") or (ii) acquiring and/or holding the stock, equity securities or debt of any publicly traded company so long as the ownership thereof does not exceed 10% of any class of stock, securities or debt of the acquired company. As soon as possible (and in any event within six (6) months) after an acquisition of the type described in clause (i) of the first sentence of this Section 15.5, Seller shall serve a written notice (an "Offer Notice") to Buyer offering to sell to Buyer the Competing Business (and in such notice shall provide a description of the Competing Business giving sufficient details to enable Buyer to fully evaluate such offer) together with the price at which and the terms upon which Seller would be prepared to sell, which price and terms shall be fair under all of the circumstances. Within two months after the service of an Offer Notice, Buyer shall give a counter-notice to Seller accepting or refusing such offer and, if requested by Buyer, there shall be consultation between the parties, and Seller shall make available to Buyer (in confidence and not for use other than for the purpose of evaluating an appropriate response to an Offer Notice) such information concerning the Competing Business as Buyer may reasonably require during the time within which the counter-notice must be given. If the offer contained in the Offer Notice is accepted, the Competing Business shall be sold to Buyer at the price specified by Seller or at a price agreed between the parties. The closing of any sale shall take place as soon as practical after the price has been agreed. In the event Buyer does not accept such offer, Seller shall thereafter be free to sell the Competing Business to any third party which Seller shall attempt to do at a price and on terms no less attractive than those set forth in the Offer Notice sent to Buyer in connection with the Competing Business. To the extent Seller is unable to sell the Competing Business upon the terms and conditions set forth in the Offer Notice sent to Buyer, Seller shall be required to reoffer the Competing Business to Buyer prior to offering the Competing Business to a third party at a price or upon terms less attractive than those set forth in the Offer Notice.

         16. SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS (INCLUDING INDEMNIFICATION). The representations and warranties that are contained in this Agreement will survive until the second anniversary of the Closing Date and will survive, and any liability of Seller to Buyer for breach of any such representation or warranty shall not be reduced or otherwise affected by, any investigation and inquiry made by or on behalf of Buyer or Seller, as the case may be; except that the representations and warranties regarding authority, any matter that is fraudulently or deliberately concealed by the party from whom indemnification is sought, and the representations regarding title to the Transferred Assets shall survive indefinitely, and the representations regarding any taxes (as set forth in Sections 4.9 and 4.10) shall survive the Closing Date through the expiration of the relevant statute of limitations. Except when another time period is specified herein, all of the covenants in this Agreement (including for indemnification) will survive until they have been performed in full. The indemnifications by Seller in Sections 8 and 19.1(e) shall survive for a period of five (5) years.

         17. MAXIMUM AGGREGATE LIABILITY OF THE PARTIES. The maximum aggregate indemnification liability of each of Seller under Sections 8.2, 8.3, 19.1(a) and 19.1(e) and Buyer under Sections 19.2(a) and 19.2(d) shall not exceed the sum of Fifteen Million Dollars ($15,000,000). The limitation in this Section 17 does not apply to indemnification under any sections other than the Sections referenced in the preceding sentence or any other agreement between the parties.





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



         18. DEDUCTIBLE. Buyer will not be entitled to indemnification under
Section 19.1(a) or 19.1(e) of this Agreement, and Seller will not be entitled to indemnification under Section 19.2(a) or 19.2(d), unless the Losses incurred by Seller or Buyer, as the case may be, exceed Six Hundred Thousand Dollars ($600,000) (the "Deductible"). If the aggregate amount of such Losses exceed the Deductible, the indemnifying party will be required to pay only the amount by which such Losses exceed the Deductible. The limitation in this Section 18 does not apply to indemnification under (i) any sections other than Sections 19.1(a) and 19.1(e) (with respect to claims for indemnification made by Buyer) and 19.2(a) and (d) (with respect to claims for indemnification by Seller) or (ii) any other agreement between the parties.

         19.  INDEMNIFICATION.

         19.1 By Seller. In addition to any liability Seller may have to Buyer under Section 8 hereof, Seller agrees to indemnify Buyer (including its officers, directors, employees and agents) against any Losses incurred by Buyer by reason of, resulting from or arising out of (a) the incorrectness of any of the representations or warranties of Seller contained in this Agreement, (b) the breach of any of the covenants or agreements of Seller contained in this Agreement or in any other instrument executed or delivered by Seller or its Affiliates in connection with this Agreement or given on the Closing Date, (c) Seller's breach, on or before the Closing Date, of any agreements with third parties, (d) the assertion against Buyer of any Retained Liability, (e) the operation of the Business or the ownership of the Transferred Assets by Seller prior to the Closing Date, or (f) the Retained Businesses and/or the Retained Real Estate.

         19.2 By Buyer. In addition to any payments for which Buyer may be responsible under Section 8 hereof, after the Closing Date, Buyer agrees to indemnify Seller (including its officers, directors, employees and agents) against any Losses incurred by Seller by reason of, resulting from or arising out of (a) the incorrectness of any of the representations or warranties of Buyer contained in this Agreement, (b) the breach of any of the covenants or agreements of Buyer contained in this Agreement or in any other instrument executed or delivered by Buyer in connection with this Agreement or given on the Closing Date, (c) Buyer's breach, after the Closing Date, of any agreements with third parties, (d) the operation of the Business or the ownership of the Transferred Assets by Buyer after the Closing Date, or (e) the assertion against Seller of any Assumed Liability.


         19.3 Measure of Damages. Except in the case of Losses of the Buyer indemnifiable pursuant to Sections 19.1(d) and (f), Seller shall not be liable to indemnify Buyer for damages that are consequential, special, exemplary, punitive or indirect, except and to the extent such damages are awarded by a court or other tribunal or administrative authority with respect to a claim that is otherwise indemnifiable hereunder.

         19.4 Defense of Claims.

         (a) Promptly after receipt by Buyer or Seller, as the case may be (in any such case, the "Beneficiary"), of notice of any claim or potential claim or the commencement of any action by any person that is not a party to this Agreement (a "Third Party Claim"), which could give rise to a right to indemnification pursuant to Sections 19.1 or 19.2, the Beneficiary shall give the party who may become obligated to provide indemnification hereunder (the "Indemnitor") written notice describing the Third Party Claim in reasonable detail.

         (b) If the Indemnitor acknowledges in writing that it would be required to indemnify the Beneficiary against a Third Party Claim which is the subject of a notice provided pursuant to Section 19.4(a), then the Indemnitor shall have the right, at its option, to participate in or, by giving written notice to the Beneficiary, to elect to assume the defense of such Third Party Claim, at the Indemnitor's own expense and by its own counsel. If the Indemnitor shall undertake to assume the defense of any Third Party Claim, it shall promptly notify the Beneficiary of its intention to do so, and the Indemnitor shall not be liable for any expenses subsequently incurred by the Beneficiary in connection with the defense thereof; provided, that the Indemnitor has taken reasonable steps necessary to defend diligently such Third Party Claim. If the Indemnitor fails promptly to assume the defense of the Third Party Claim or if it fails to take reasonable steps to defend diligently such Third Party Claim, the Beneficiary may assume the defense of such Third Party Claim, and the Indemnitor shall be liable for all reasonable costs or expenses paid or incurred in connection therewith. The Beneficiary shall cooperate fully with, and provide appropriate documentation as reasonably requested by, the Indemnitor and its counsel in the compromise of, or defense against, any such Third Party Claim. In any event, the Beneficiary shall have the right, at its own expense, to participate in the defense of any Third Party Claim as to which the Indemnitor has assumed the defense and compromise.

         (c) Without the prior written consent of the Beneficiary, the Indemnitor shall not enter into any settlement of any Third Party Claim which would lead to liability or create any financial or other obligation on the part of the Beneficiary for which the Beneficiary is not entitled to indemnification hereunder. If a firm offer is made to settle a Third Party Claim without leading to liability or the creation of a financial or other obligation on the part of the Beneficiary for which the Beneficiary is not entitled to indemnification hereunder and the Indemnitor desires to accept such offer, the Indemnitor shall give written notice to the Beneficiary to that effect. If the Beneficiary fails to consent to such offer within ten (10) Business Days after its receipt of the Indemnitor's notice, the Beneficiary may continue to contest or defend such Third Party Claim and, in such event, the maximum liability of the Indemnitor as to such Third Party Claim shall not exceed the amount of such settlement offer, plus costs and expenses paid or incurred by the Beneficiary through the earlier of (i) the date on which the Beneficiary received notice that the Indemnitor agreed to assume the defense of the Third Party Claim and (ii) the end of such ten (10) Business Day period. If the Beneficiary adjusts, settles or compromises any Third Party Claim without the prior written consent of the Indemnitor, which consent shall not be unreasonably withheld, the Beneficiary shall thereby waive any right to indemnity therefor by the Indemnitor. The Indemnitor shall be liable for any Losses arising due to it unreasonably withholding such consent.

         (d) Any claim by a Beneficiary on account of Losses that does not result from a Third Party Claim (a "Direct Claim") shall be asserted by giving the Indemnitor reasonably prompt written notice of the nature of such claim and the nature of any Losses that are or may be indemnifiable hereunder (as and when known by the Beneficiary), but in any event not later than twenty (20) Business Days after the Beneficiary becomes aware of such Direct Claim.

         (e) A failure to give timely notice or to include any specified information in any notice as provided in this Section 19.4 will not affect the rights or obligations of any party hereunder except and only to the extent that, as a result of such failure, any party which was entitled to receive such notice was deprived of its right to recover any payment under its applicable insurance coverage or was otherwise damaged as a result of such failure.

         20. SPECIFIC PERFORMANCE. The parties acknowledge that the Business and the Transferred Assets are of a unique and extraordinary character and that money damages would not be a sufficient remedy for any breach by Seller of its obligations under this Agreement; therefore, in addition to any other rights or remedies Buyer may have, Buyer shall be entitled to the remedies of specific performance or injunctive relief in connection with a breach by Seller of its obligations contained in this Agreement.

         21. TERMINATION. Anything herein or elsewhere to the contrary notwithstanding, this Agreement may be terminated and the transactions contemplated hereby abandoned at any time on or prior to the Closing Date:

                  (a) by the mutual written consent of Buyer and Seller;

                  (b) by Buyer (i) if any of the conditions set forth in Section 9 of this Agreement have become incapable of fulfillment on or before the Closing Date (or other specified date), (ii) Buyer has given Seller ten (10) Business Days notice of such matter, (iii) Seller has failed to cause such condition to be fulfilled or capable of fulfillment within the ten (10) Business Days, and (iv) Buyer is not otherwise in material default;

                  (c) by Seller (i) if any of the conditions set forth in
         Section 10 of this Agreement have become incapable of fulfillment on or before the Closing Date (or other specified date), (ii) Seller has given Buyer ten (10) Business Days notice of such matter, (iii) Buyer has failed to cause such condition to be fulfilled or capable of fulfillment within the ten (10) Business Days, and (iv) Seller is not otherwise in material default; or

                  (d) by Seller or by Buyer if the Closing has not occurred on or before September 30, 1998 (and the terminating party is not otherwise in material default).

If this Agreement is terminated in a manner permitted by subsections (a) through
(d) of this Section 21, this Agreement will become void and of no further force and effect, and neither of the parties hereto will have any liability to the other party in respect of such termination of this Agreement; provided, however, that nothing in this Section 21 shall relieve any party from liability it may have hereunder for a breach of this Agreement prior to such termination, including the liability of Seller to Buyer under Section 20 (specific performance) and, provided, further, that the parties shall remain subject to the Confidentiality Agreement according to its terms and shall remain subject to the provisions of Section 24 hereof.

         22. PRORATIONS. The parties agree to prorate items in such a way that Seller or its Affiliates will be responsible for and receive the benefit of such items to the extent that they relate to the period ending on or prior to the Closing Date and Buyer will be responsible for and receive the benefit of such items to the extent that they relate to periods after the Closing Date; provided however that there shall be no proration of items to the extent reflected on the Working Capital Statement. To the extent that proration is necessary, Seller shall reimburse Buyer or Buyer shall reimburse Seller, as the case may be, the net amount owed at the Closing.

         23. USE OF NAME. After the Closing:

                  (a) Seller shall cease using any name or names which include the words "TRIMET Technical Products Division," "TRIMET Technical Products," "TRIMET" or any colorable imitation thereof (the "Prohibited Names"); and

                  (b) Seller shall not establish any division or business entity with a name including any of the Prohibited Names.

         24. EXPENSES. Whether or not the transactions contemplated hereby are consummated, each of Buyer and Seller will pay, except as otherwise provided herein, its respective expenses, income and other taxes and costs (including, without limitation, the fees, disbursements and expenses of its attorneys, accountants and consultants) incurred by it in negotiating, preparing, closing and carrying out the transactions contemplated by this Agreement.

         25. NOTICES. Any notice, request or instruction to be given hereunder by any party to the other parties will be deemed to have been given (i) when it is delivered, (ii) the Business Day after it is sent by overnight courier, or
(iii) when it is sent by facsimile, with confirmation of receipt, addressed as follows or to such other address(es) as may be designated by written notice to the other party:

         if to Buyer:

                  GEO Specialty Chemicals, Inc.
                  28601 Chagrin Boulevard, Suite 450
                  Cleveland, Ohio 44122
                  Attention: George P. Ahearn
                  Fax No.:  (216) 765-1307

         with a copy to:

                  Craig R. Martahus, Esq.
                  Thompson Hine & Flory LLP
                  3900 Key Center
                  127 Public Square
                  Cleveland, OH 44114
                  Fax No.:  (216) 566-5800
         if to Seller:

                  Mallinckrodt Inc.
                  675 McDonnell Blvd.
                  Hazelwood, Missouri  63134
                  Attn.: Richard T. Higgons, Vice President,
                         Corporate Development
                  Fax No.:  (314) 654-3137

         with a copy to:

                  Mallinckrodt Inc.
                  675 McDonnell Blvd.
                  Hazelwood, Missouri  63134
                  Attn: Roger A. Keller, Vice President and General Counsel Fax No.: (314) 654-5366

         26. PUBLIC ANNOUNCEMENTS AND PRESS RELEASES. Buyer and Seller will consult with each other before issuing any press release or making any public statement with respect to this Agreement or the transactions contemplated by it and will not issue any such press release or make any such public statement prior to such consultation.

         27. GOVERNING LAW. The interpretation and enforcement of this Agreement will be determined in accordance with the laws of the State of New York, notwithstanding any conflict of law provision to the contrary.

         28. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which will be deemed an original but all of which shall together constitute but one and the same instrument.

         29. SCHEDULES. The schedules and exhibits attached to this Agreement and the other documents delivered pursuant hereto are hereby made a part of this Agreement as if set forth in full herein.

         30. ENTIRE AGREEMENT. This Agreement and the other agreements contemplated to be executed in connection with this Agreement and the Confidentiality Agreement contain the entire agreement among the parties hereto with respect to their respective subject matters and supersede all negotiations, prior discussions, agreements, letters of intent and understandings, written or oral, relating to those respective subject matters.

         31. SUCCESSORS AND ASSIGNS. This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that, neither Buyer nor Seller may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the prior written consent of the other party; provided further, that Buyer may grant a security interest of its rights under this Agreement to any one or more of its institutional lenders.

         32. SEVERABILITY. If any provision of this Agreement is held to be unenforceable, invalid or void to any extent and for any reason, that provision shall remain in force and effect to the maximum extent allowable, and the enforceability and validity of the remaining provisions of this Agreement shall not be affected thereby.

         33. MISCELLANEOUS DEFINITIONS. For the purposes of this Agreement, (a) any representation or warranty made to "Seller's knowledge" or words of like import shall mean after due inquiry into the subject matter of the relevant representation or warranty, the actual knowledge of Messrs. Zacher, Hachey, Sporka, Weber, Holt, Higgons, Riordan, and Cannova and Ms. Levy with respect to the matter in question, (b) an "Affiliate" of any party means, in all cases, any person or entity controlling, controlled by or under common control with such party, and (c) "Business Day" shall mean any day which is not a Saturday, Sunday or other day on which banks in New York City are authorized to close.



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                                       49

         IN WITNESS WHEREOF, each of the parties has caused this Agreement to be duly executed and delivered by a duly authorized officer as of the date first above written.


MALLINCKRODT INC.                            GEO SPECIALTY CHEMICALS, INC.
(a Delaware corporation)


By: /s/ Richard T. Higgons                      By:  /s/ George P. Ahearn
   ------------------------------------------        ---------------------------
Name:  Richard T. Higgons                       Name: George P. Ahearn
     ----------------------------------------        ---------------------------
Title: VP - Corporate Development               Title: President
     ----------------------------------------         --------------------------
       Mallinckrodt Inc. - NY


MALLINCKRODT INC.
   (a New York corporation)


By: /s/ Richard T. Higgons
   ------------------------------------------
Name: Richard T. Higgons
     ----------------------------------------
Title: VP - Corporate Development
     ----------------------------------------